Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

REDWOODS ACQUISITION CORP.,

ANEW MEDICAL SUB, INC.

AND

ANEW MEDICAL, INC.

DATED AS OF MAY 30, 2023

i

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ANNEXES AND EXHIBITS

Exhibit A	Sponsor Support Agreement
Exhibit B	Form of Company Stockholder Support Agreement
Exhibit C	Form of A&R Registration Rights Agreement
Exhibit D	Form of A&R Certificate of Incorporation
Exhibit E	Form of A&R Bylaws
Exhibit F	Form of Voting Agreement
Exhibit G	Form of Lock-Up Agreement

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BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of May 30, 2023, is made by and among Redwoods Acquisition Corp., a Delaware corporation (“Redwoods”), ANEW Medical Sub, Inc., a Wyoming corporation (“Merger Sub”), and ANEW Medical, Inc., a Wyoming corporation (the “Company”). Redwoods, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties” (and each a “Party”). Capitalized terms used herein have the meanings set forth in Section 1.1 and Section 1.2.

WHEREAS, (a) Redwoods is a blank check company incorporated as a Delaware corporation on March 16, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly owned Subsidiary of Redwoods that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of Redwoods, Redwoods is required to provide an opportunity for its stockholders to have their outstanding shares of Redwoods common stock (the “Redwoods Common Stock”) redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Redwoods Stockholder Approval;

WHEREAS, on the Closing Date, upon the terms and conditions set forth herein and in accordance with the applicable provisions of the Wyoming Business Corporations Act (the “WBCA”), Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving company in the Merger and, after giving effect to such merger, a wholly owned Subsidiary of Redwoods, and each Company Share will be converted into the right to receive the Merger Consideration, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, Redwoods, Redwoods Capital LLC, a Delaware limited liability company (the “Sponsor”), and the Company, among others, have entered into the sponsor support agreement attached hereto as Exhibit A (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed (a) to vote its shares of Redwoods Common Stock in favor of the Required Transaction Proposals, (b) not to transfer its shares of Redwoods Common Stock for the period set forth therein, and (c) to waive any adjustment to the conversion ratio set forth in the Governing Documents of Redwoods or any other anti-dilution or similar protection with respect to its shares of Redwoods Common Stock in connection with the transactions contemplated by this Agreement, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement;

WHEREAS, concurrently with the execution of this Agreement, each of the Company Stockholders will enter into stockholder support agreements in the form attached hereto as Exhibit B (the “Company Stockholder Support Agreements”), pursuant to which, among other things, such Company Stockholders will agree (a) to, as promptly as practicable following the time at which the Registration Statement/Proxy Statement shall have been declared effective and made available to such Company Stockholders, vote their Company Shares in favor of, or execute written consents to adopt and approve, upon the effectiveness of the Registration Statement/Proxy Statement, this Agreement, any Ancillary Documents to which the Company is or will be a party, the Merger and the other transactions contemplated by this Agreement and any Ancillary Documents to which the Company is or will be a party, (b) not to transfer, prior to the Closing, such Company Stockholder’s Company Shares, subject to the exceptions set forth therein, and (c) not to transfer, following the Closing, such Company Stockholder’s shares of Redwoods Common Stock constituting such Company Stockholder’s Merger Consideration for a period of six months following the Closing, subject to the exceptions set forth therein;

WHEREAS, concurrently with the execution of this Agreement, in connection with (and conditioned upon) the Merger, Redwoods, the Sponsor and certain other parties thereto have entered into that certain Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit C (the “A&R Registration Rights Agreement”) to be effective upon the Closing, which agreement, upon execution and delivery by such parties, will replace and supersede the Registration Rights Agreement in its entirety;

WHEREAS, concurrently with the execution of this Agreement, the Company has entered into that certain lock-up agreement (as amended, restated, modified or supplemented from time to time, the “Lock-Up Agreement”), to be effective upon the Closing, substantially in the form of Exhibit G attached hereto, with certain existing stockholders of the Company who, in each case, will receive Redwoods Common Stock in connection with the transactions contemplated hereby;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Ancillary Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of, and are advisable to, the Company and the Company Stockholders, (b) approved and declared advisable this Agreement, the Ancillary Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger), and (c) resolved to recommend that the Company Stockholders adopt and approve this Agreement, the Ancillary Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of Redwoods (the “Redwoods Board”) has unanimously (a) determined that this Agreement, the Ancillary Documents to which a Redwoods Party is or will be party and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of, and advisable to, Redwoods and its stockholders, (b) approved and declared advisable this Agreement, the Ancillary Documents to which a Redwoods Party is or will be party and the transactions contemplated hereby and thereby (including the Merger), and (c) resolved to recommend that its stockholders adopt this Agreement and the Ancillary Documents to which a Redwoods Party is or will be party;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that this Agreement, the Ancillary Documents to which Merger Sub is or will be party and the transactions contemplated hereby and thereby (including the Merger) are in the best interests of, and advisable to, Merger Sub and its sole stockholder, (b) approved and declared advisable this Agreement, the Ancillary Documents to which Merger Sub is or will be party and the transactions contemplated hereby and thereby (including the Merger), and (c) recommended that its sole stockholder adopt and approve this Agreement, the Ancillary Documents to which Merger Sub is or will be party and the transactions contemplated hereby and thereby (including the Merger); and

WHEREAS, each of the Parties intends that, for U.S. federal and applicable state income tax purposes, (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, and (b) the Merger constitutes a “reorganization” within the meaning of Section 368(a) of the Code (clause (b) being the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Affordable Care Act” means the Patient Protection and Affordable Care Act of 2010.

“Aggregate Consideration” means, collectively, the Merger Consideration and, if any, the Contingent Consideration.

“Ancillary Documents” means the Sponsor Support Agreement, the Company Stockholder Support Agreements, the A&R Registration Rights Agreement, the Voting Agreement, the Lock-up Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act, (b) the UK Bribery Act 2010, and (c) any other anti-bribery or anti-corruption Laws related to combating bribery, corruption and money laundering, each as applicable.

“Business” means the development by the Company of disruptive new therapies to alleviate and/or reverse the progression of cancer and neurodegenerative diseases through the use of cell and gene therapy.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“Change of Control Payment” means (a) any success, change of control, retention, severance, transaction bonus or other similar payment to any Person that is payable due in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Document, or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing in respect of, any Company Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any Ancillary Document).

“Closing Equity Value” means $60,000,000.

“Closing Equity Value Per Share” means (a) the Closing Equity Value, divided by (b) the Fully Diluted Company Capitalization.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” means, except as set forth on Section 1.1(a) of the Company Disclosure Schedules, (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) the Company, or (ii) all or substantially all of the assets or businesses of the Company and its Subsidiaries (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its Subsidiaries. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Business Intellectual Property” means collectively, the Company Owned Intellectual Property and the Company Licensed Intellectual Property.

“Company Certificate of Incorporation” means the certificate of incorporation of the Company, as amended, filed with the Wyoming Secretary of State on March 5, 2013.

“Company Common Stock” means common stock, par value $0.001 per share, of the Company.

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Redwoods by the Company on the date of this Agreement.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of the Company or any of its Subsidiaries, whether or not due and payable, and not otherwise expressly allocated to a Redwoods Party pursuant to the terms of this Agreement or any Ancillary Document, in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, and (b) any other fees, expenses, commissions or amounts that are expressly allocated to the Company or any of its Subsidiaries pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the Transaction Filing Fees. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any Redwoods Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) (Organization and Qualification), Section 3.2(a), Section 3.2(b) and Section 3.2(d) (Capitalization), Section 3.3 (Authority) and Section 3.18 (Brokers).

“Company IT Systems” means any and all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, used, licensed, or leased by the Company or its Subsidiaries.

“Company Licensed Intellectual Property” means any and all Intellectual Property Rights owned by or licensed to any Person (other than the Company or any of its Subsidiaries) (i) that are licensed or sublicensed (or purported to be licensed or sublicensed) to the Company or any of its Subsidiaries or (ii) for which the Company or any of its Subsidiaries has obtained (or purported to have obtained) a covenant not to be sued.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Merger; provided, however, that in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur: any adverse Effect arising from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political, legislative, regulatory or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital, commodity, currency or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes or proposed changes in any applicable Laws or GAAP after the date of this Agreement, including, changes in SEC guidance related to the accounting of any Pandemic Measures, (v) any Effect that is generally applicable to the industries or markets in which the Company and its Subsidiaries operate, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, Contingent Workers, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees or other third parties related thereto or the Company’s compliance with the terms of this Agreement the taking of any action, or failure to take action, required by this Agreement or with the prior written consent of Redwoods (provided that the exceptions in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.6(b) to the extent that their purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement, or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by the Company and its Subsidiaries, taken as a whole, to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics or pandemics or the worsening of any pandemics (including COVID-19), acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any Effect resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur to the extent, and solely to the extent, such Effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants operating in the industries or markets in which the Company and its Subsidiaries operate.

“Company Owned Intellectual Property” means any and all Intellectual Property Rights that are owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Product” means each product candidate that is being researched, tested, developed or manufactured by or on behalf of the Company or any of its Subsidiaries.

“Company Registered Intellectual Property” means any and all Registered Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries, including all Registered Intellectual Property filed by or filed in the name of the Company or any of its Subsidiaries.

“Company Shares” means, collectively, the Company Common Stock.

“Company Stockholders” means, collectively, the holders of Company Common Stock as of any determination time prior to the Effective Time.

“Confidentiality Agreement” means that certain Confidential Disclosure Agreement, dated as of March 21, 2023, between the Company and Redwoods.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contingent Worker” means any individual independent contractor, consultant, contractor, temporary employee or leased employee currently being used by the Company and its Subsidiaries and classified by them as other than an employee, or compensated other than through Form W-2 wages paid by them, through their payroll functions.

“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“Effect” means any state of facts, event, change, effect, occurrence, circumstance or development.

“Employee Benefit Plan” means each (A) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), (B) each stock option plan, stock purchase plan, bonus or incentive plan, severance pay plan, program or arrangement, deferred compensation arrangement or agreement, employment agreement, compensation plan, program, agreement or arrangement, change in control plan, program or arrangement, supplemental income arrangement, vacation plan and each other employee benefit plan, program, policy, agreement and arrangement not described in (A) above, and (C) each plan or arrangement providing compensation to employees and non-employee directors, in each case that the Company or any of its Subsidiaries maintain, sponsor or contribute to or has any obligation to contribute to, or under or with respect to which the Company or any of its Subsidiaries has or may have any present or future Liability, whether contingent or otherwise, to provide compensation or benefits to or for the benefit of any of its current or former employees, consultants, managers or directors, or the spouses, beneficiaries or other dependents thereof (other than a “multiemployer plan” (within the meaning of Section 3(37) of ERISA)).

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, unit, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means (a) the Closing Equity Value Per Share, divided by (b) the Redwoods Share Value.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“Federal Securities Laws” means U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Fraud” with respect to any Party, means a Willful Breach by such Party of the representations and warranties set forth in Article 3 or Article 4, as applicable, or in any certificate delivered hereunder, with the intent that another Party rely on such representations and warranties, coupled with such other Party’s detrimental reliance on such representations and warranties under circumstances that constitute common law fraud under the Laws of the State of Delaware. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts based on negligence or recklessness.

“Fully Diluted Company Capitalization” means, without duplication, the sum of the aggregate number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time, determined on an as-converted basis (including, for the avoidance of doubt, the number of shares of Company Common Stock issuable upon conversion of any outstanding convertible securities of the Company).

“GAAP” means United States generally accepted accounting principles.

“Good Laboratory Practices” mean the then current standards for conducting nonclinical laboratory studies, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, including applicable requirements contained in 21 C.F.R. Part 58, and such applicable standards of good laboratory practices as are required by Governmental Entities in any other countries in which the Company Products are intended to be sold.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or other organizational documents of such Person. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Healthcare Laws” means all Laws and regulations relating to patient care or human health and safety, including, as amended from time to time, any such Law pertaining to the research (including preclinical, nonclinical and clinical research or studies), development, testing, production, manufacture, transfer, storing, distribution, approval, labeling, marketing, pricing, third-party reimbursement or sale of pharmaceuticals, biological products, or medical devices including without limitation (i) the Federal Food, Drug and Cosmetic Act (FDCA) (21 U.S.C. § 201 et seq., as amended) and the Public Health Service Act (42 U.S.C. §201 et seq., as amended), (ii) the Health Insurance Portability and Accountability Act of 1996 (HIPAA), (42 U.S.C. §§1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH Act), (iii) the applicable requirements of Medicare, Medicaid and other Governmental Entity healthcare programs, including the Veterans Health Administration and U.S. Department of Defense healthcare and contracting programs, and the analogous laws of any federal, state, local, or foreign jurisdiction applicable to the Company; (iv) applicable state licensing, disclosure and transparency reporting requirements; (v) all Laws relating to any federal health care program (as such term is defined in 42 U.S.C. § 1320a-7b(f)), including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Anti-Self-Referral Law (42 U.S.C. § 1395nn), the Federal Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), Sections 1320a-7, 1320a-7a, and 1320a-7b of Title 42 of the United States Code and any comparable self-referral or fraud and abuse laws promulgated by any Governmental Entity, the 21st Century Cures Act (Pub. L. 114-255), and any state or federal Law the purpose of which is to protect the privacy of individually-identifiable patient information, Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), the Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, TRICARE (10 U.S.C. Section 1071 et seq.), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and similar state or foreign Laws related to the reporting of manufacturer payments or transfers of value to health care professionals, in each case including the associated rules and regulations promulgated thereunder and all of their foreign equivalents, and any other requirements of Law relating to the Business; and (vi) any Laws of any other country in which the Company Products are tested, manufactured, marketed or distributed, or in which country the Company does business, which Laws are similar, analogous, or comparable to any item set forth hereinabove.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Incentive Stock Option” means an option intended to be an “incentive stock option” (as defined in Section 422 of the Code).

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Intellectual Property Rights” means any and all intellectual property rights or similar proprietary rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates or extensions of any of the foregoing (collectively, “Patents”), (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, internet domain names, social media accounts or identifiers, corporate names and other source or business identifiers, whether or not registered together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”), (c) copyrights and rights in works of authorship, design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions, restorations and reversions of any of any of the foregoing (collectively, “Copyrights”), (d) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, methods, processes, experience, techniques and processes, whether patentable or not, (e) rights in or to Software or other technology, (f) rights in databases and compilations, including rights in data and collections of data, whether machine readable or otherwise, (g) publicity rights and privacy rights and (h) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world, and the right to assert, claim or sue and collect damages for the past, present or future infringement, misappropriation or other violation of any of the foregoing.

“Investment Company Act” means the Investment Company Act of 1940.

“Key Employee” means any individual employed by the Company or any of its Subsidiaries who directly reports to, or is, the Chief Executive Officer.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Liability” or “liability” means any and all debts and liabilities, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, covenant not to sue granted to a third party, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Listing Exchange” means Nasdaq, or such other national securities exchange mutually acceptable to Redwoods and the Company.

“Lock-Up Agreement” has the meaning set forth in the Recitals hereto.

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Merger Consideration” means with respect to each outstanding share of Company Common Stock a number of shares of Redwoods Common Stock equal to the Exchange Ratio (and with an aggregate value equal to the Closing Equity Value), allocated to the Company Stockholders as set forth on the Allocation Schedule.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to the Company or any of its Subsidiaries on a non-exclusive basis under standard terms and conditions.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“OTC” means the OTC Markets Group.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means any approvals, Consents, authorizations, clearances, licenses, registrations, permits or certificates of or issued by a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet delinquent as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or interfere with the Company’s or its Subsidiaries’ use or occupancy of such real property for the operation of the Business, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property for the operation of the Business and do not prohibit or interfere with the Company’s or its Subsidiaries’ use or occupancy of such real property for the operation of the Business, (e) in the case of the Leased Real Property, any Lien granted by any lessor, developer or third-party on any fee interest underlying the Leased Real Property, (f) the Real Property Leases, (g) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (h) Liens that do not, individually or in the aggregate, materially and adversely affect or disrupt the ordinary course operation of the Business and (i) non-exclusive grants by the Company or its Subsidiaries of Intellectual Property Rights in the ordinary course of business consistent with past practice and that are not material to the Company or any of its Subsidiaries.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any data in the Company’s possession, custody, or control, that identifies, or that could reasonably be used to identify, any natural person or device or household.

“Private Units” means the units sold to Redwoods Capital LLC and Chardan in a private placement that occurred concurrently with the IPO;

“Pre-Closing Redwoods Stockholders” means the holders of Redwoods Common Stock at any time prior to the Effective Time.

“Privacy Laws” means all applicable Laws that govern the Processing of Personal Data or governing privacy, data protection, data security, or data or security breach notification.

“Redwoods Acquisition Proposal” means any transaction or series of related transactions under which Redwoods or any of its Affiliates, directly or indirectly (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s), or (iii) acquires or otherwise purchases at least a majority of the voting securities of such Person(s) or all or substantially all of the assets or businesses of any other Persons(s) (in the case of each of clauses (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Redwoods Acquisition Proposal.

“Redwoods Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Redwoods Acquisition Corp., effective as of March 30, 2022, as amended pursuant to that Certificate of Amendment, effective as of April 4, 2023.

“Redwoods Common Stock” means the common stock of Redwoods, par value $0.0001 per share.

“Redwoods Filing Breach” means the failure of Redwoods or Sponsor to (i) furnish, on a timely basis, such information concerning itself, its subsidiaries, officers, directors, managers, stockholders, and other equityholders, or such other information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested by the Company or its Representatives in connection with the preparation of the Registration Statement/Proxy Statement, or any amendment thereto, or (ii) promptly file the Registration Statement/Proxy Statement (or any amendment thereto) when such Registration Statement/Proxy Statement (or any amendments thereto) is ready to be filed.

“Redwoods Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Redwoods on the date of this Agreement.

“Redwoods Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of any Redwoods Party or that any Redwoods Party is obligated to pay, prior to and through the Closing Date, and whether paid or unpaid, whether or not then payable, prior to or at the Closing, in connection with (x) Redwoods’s initial public offering, (y) the negotiation, preparation and execution of this Agreement and the Ancillary Documents, the performance of and compliance with the terms of this Agreement and the Ancillary Documents to be performed or complied with at or before Closing and the consummation of the all transactions contemplated hereby and thereby, and (z) any other activities of any Redwoods Party since Redwoods’s initial public offering, including (i) any deferred underwriter fees, discounts and commissions in connection with Redwoods’s initial public offering, (ii) the unreimbursed fees, costs, expenses and disbursements of legal counsel, accountants, advisors and consultants of Redwoods and its Subsidiaries, (iii) the fees, costs and expenses associated with the Redwoods D&O Tail, (iv) the fees, costs and expenses incurred in connection with any PIPE Investment, including any cash financing fees, costs or expenses, or any advisory fees, costs or expenses paid or payable to any third-party advisor to any Redwoods Party, in each case, incurred in connection with any PIPE Investment (but excluding any conversion discount or any other non-cash expense incurred in connection with any PIPE Investment), and (v) any fees, costs, expenses, commissions or amounts that are expressly allocated to Redwoods or any of its Subsidiaries pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the Transaction Filing Fees. Notwithstanding the foregoing or anything to the contrary herein, Redwoods Expenses shall not include any Company Expenses.

“Redwoods Expenses Cap” means $4,000,000 or such other amount as may be otherwise mutually agreed in writing by Redwoods and the Company.

“Redwoods Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers) and Section 4.6(a), Section 4.6(b) (Capitalization) and Section 4.17 (Redwoods Expenses).

“Redwoods Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, results of operations or financial condition of the Redwoods Parties, taken as a whole, or (b) the ability of Redwoods or Merger Sub to consummate the Merger; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Redwoods Material Adverse Effect has occurred or would be reasonably expected to occur: any adverse Effect arising from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political, legislative, regulatory or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital, commodity, currency or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes or proposed changes in any applicable Laws or GAAP after the date of this Agreement, (v) any Effect that is generally applicable to the industries or markets in which any Redwoods Party operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Redwoods Party with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees or other third parties related thereto or Redwoods’s compliance with the terms of this Agreement the taking of any action, or failure to take action, required by this Agreement or with the prior written consent of the Company (provided that the exceptions in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that their purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (vii) any failure by any Redwoods Party to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics or pandemics or the worsening of any pandemics (including COVID-19), acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing, (ix) any Effect relating to the Company or its Subsidiaries or the Company Stockholders, (x) any Redwoods Stockholder Redemption, in and of itself, or (xi) any breach of any covenants, agreements or obligations of an Investor under any PIPE Investment (including any breach of the obligations to fund any person’s commitment thereunder when required); provided, however, that any Effect resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Redwoods Material Adverse Effect has occurred or would be reasonably expected to occur to the extent, and solely to the extent, such Effect has a disproportionate adverse effect on the Redwoods Parties, taken as a whole, relative to other “SPACs” operating in the industries in which the Redwoods Parties operate.

“Redwoods Parties” means, collectively, Redwoods and Merger Sub.

“Redwoods Rights Agreement” means that certain Rights Agreement, dated March 30, 2022, by and between Redwoods and Continental Stock Transfer & Trust Company, as the rights agent.

“Redwoods Rights” means rights to receive shares of Redwoods Common Stock (each such right to receive one-tenth (1/10) of a share of Redwoods Common Stock), including the rights included in the Private Units.

“Redwoods Securities” means the Redwoods Common Stock, Redwoods Rights, Redwoods Warrants, Redwoods Units and Redwoods UPO, collectively.

“Redwoods Share Value” means $10.00.

“Redwoods Stockholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of Redwoods Common Stock entitled to vote thereon, whether in person or by proxy at the Redwoods Stockholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Redwoods and applicable Law.

“Redwoods Stockholder Redemption” means the right of the holders of Redwoods Common Stock to redeem all or a portion of their Redwoods Common Stock (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in the Redwoods Certificate of Incorporation.

“Redwoods Units” means units of Redwoods, including the Private Units, each unit comprising one share of Redwoods Common Stock, one Redwoods Right to receive one-tenth (1/10) of a share of Redwoods Common Stock upon the consummation of an initial business combination, and one Redwoods Warrant to purchase one share of Redwoods Common Stock at a price of $11.50 per whole share.

“Redwoods UPO” means the option issued to Chardan Capital Markets, LLC and/or its designees, to purchase up to an aggregate of 345,000 Redwoods Units at a price of $11.50 per Redwoods Unit.

“Redwoods Warrants” means warrants to purchase one share of Redwoods Common Stock at a price of $11.50 per whole share, including the warrants included in the Private Units.

“Redwoods Warrant Agreement” means that certain Warrant Agreement, dated March 30, 2022, by and between Redwoods and Continental Stock Transfer & Trust Company, as the warrant agent.

“Proceeding” means any lawsuit, litigation, action, audit, complaint, proceeding, suit, arbitration or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, acquisition, receipt, storage, processing, recording, distribution, transfer, sharing, organization, adaptation, alteration, import, export, protection (including security measures), de-identification, deletion, destruction, disposal, dissemination or disclosure or other activity regarding Personal Data (whether electronically or in any other form or medium).

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, as amended from time to time and pursuant to which the Company or, if applicable, any of its Subsidiaries, leases or sub-leases any real property.

“Redemption Rights” means the redemption rights provided for in Sections 9.2 and 9.7 of the Redwoods Certificate of Incorporation.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and internet domain name registrations.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 30, 2022, by and between Redwoods, the Sponsor and the other party thereto.

“Regulatory Permits” means all Permits granted by the FDA, the DEA, or any comparable Governmental Entity to the Company or any of its Subsidiaries, including Investigational New Drug Exemption applications (INDs), New Drug Applications (NDAs), Biologics License Applications, manufacturing approvals and authorizations, clinical trial authorizations and ethical reviews as issued or granted by Institutional Review Boards (IRBs), or their state, national or foreign equivalents.

“Representatives” means, with respect to a Person, such Person’s directors, officers and employees, and legal, financial, internal and independent accounting and other advisors and representatives.

“Required Governing Document Proposals” means the approval of the Amended and Restated Certificate of Incorporation and Bylaws of Redwoods in the form attached hereto as Exhibit D and Exhibit E, respectively.

“Sanctions and Export Control Laws” means any applicable Law in any part of the world related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the Redwoods Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Software” means any and all (a) computer software and programs, including any and all software implementations of algorithms, models and methodologies and all databases and compilations, whether in source code or object code, (b) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing and, to the extent embodied in any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (c) documentation, including user manuals and other training documentation, related to any of the foregoing.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” means any U.S. federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative or add-on minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, disability, payroll, wage, employment, severance, occupation, registration, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes or other like governmental fees or assessments, in each case, in the nature of taxes, together with any interest, deficiencies, penalties, additions to tax or additional amounts imposed by any Governmental Entity with respect thereto.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, reports, declarations, claims for refund, estimates or other documents relating to Taxes, together with any schedules or attachment thereto or amendments thereof, filed or required to be filed with any Tax Authority.

“Transaction Expenses” means all Company Expenses and Redwoods Expenses.

“Transaction Filing Fees” means (a) the HSR Act filing fee, (b) any lodgment or filing fees in connection with the filing of the Registration Statement/Proxy Statement with the SEC and (c) the fees and expenses payable to the Listing Exchange in connection with the listing of the Redwoods Common Stock to be issued in connection with the Merger.

“Transaction Share Consideration” means an aggregate number of shares of Redwoods Common Stock equal to (a) the Closing Equity Value, divided by (b) the Redwoods Share Value.

“Transfer Taxes” has the meaning set forth in Section 5.5.(d).

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of the Closing.

“Unpaid Redwoods Expenses” means the Redwoods Expenses that are unpaid as of the Closing.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as well as analogous applicable foreign, state or local Laws.

“Willful Breach” means an intentional and willful breach, or an intentional and willful failure to perform, in each case, that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

Section 1.2 Certain Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Company Financial Statements	5.7
Additional Redwoods SEC Reports	4.7
Agreement	Introduction
Allocation Schedule	2.4
A&R Registration Rights Agreement	Recitals
CARES Act	3.17(o)
Contingent Consideration Shares	2.2(a)
Certificate of Merger	2.1(ii)
Certificates	2.1(vii)
Change of Control	2.2(d)
Closing	2.3
Closing Date	2.3
Closing Filing	5.4(b)
Closing Press Release	5.4(b)
Company	Introduction
Company Board	Recitals
Company D&O Persons	5.15(a)
Company D&O Tail Policy	5.15(c)
Company Designees	5.16(b)
Company Financial Statements	3.5
Company Related Party	3.20
Company Related Party Transactions	3.20
Company Stockholder Support Agreements	Recitals
Company Stockholder Support Agreements	Recitals
Company Stockholder Approval	5.13
Company Stockholder Approval Deadline	5.13
Confidential Intellectual Property	3.14(f)
Contingent Consideration	2.2(a)
Contingent Consideration Shares	2.2(a)
Creator	3.14(e)
Dissenting Shares	2.6
Effective Time	2.1(ii)
Enforceability Exceptions	3.3
Excess Expenses Amount	5.18
Exchange Agent	2.7(a)
Exchange Agent Agreement	2.7(a)
Exchange Fund	2.7(c)
Extension	5.22
Extension Proxy Statement	5.22
FDCA	3.24(d)
Government Funded IP	3.14(l)
Intended Tax Treatment	Recitals
Interim Period	5.1
Investors	Recitals
Leased Real Property	3.19(b)
Letter of Transmittal	2.7(b)
Licensed Patents	3.14(a)
Material Contracts	3.8(a)
Material Permits	3.7
Merger	Recitals
Merger Sub	Introduction
New Equity Incentive Plan	5.7
Non-Redemption Agreements	Recitals
Officers	5.16(b)

Term	Section
Parties	Introduction
Permitted Transfer	2.2(f)
PIPE Investors	5.17
PIPE Investment	5.17
PIPE Subscription Agreements	5.17
Privacy and Data Security Policies	3.21(a)
Privacy Requirements	3.21(a)
Redwoods	Introduction
Redwoods Board	Recitals
Redwoods D&O Persons	5.14(a)
Redwoods D&O Tail Policy	5.14(c)
Redwoods Designee	5.16(c)
Redwoods Financial Statements	4.13(d)
Redwoods Related Party	4.9
Redwoods Related Party Transactions	4.9
Redwoods SEC Reports	4.7
Redwoods Stockholders Meeting	5.8
Proxy Statement/Prospectus	5.7
Public Stockholders	8.18
Qualifying License	2.2(a)(iv)
Registration Statement	5.7
Registration Statement/Proxy Statement	5.7
Required Transaction Proposals	5.8
Shortfall	2.2(c)
Signing Filing	5.4(b)
Signing Press Release	5.4(b)
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Surviving Corporation	2.1(i)
Termination Date	7.1(d)
Transaction Litigation	5.19
Trust Account	8.18
Trust Agreement	4.8
Trustee	4.8
Voting Agreement	5.16(c)
WBCA	Recitals
Waived 280G Payments	5.21
Waived Amount	5.17(b)

ARTICLE 2
THE MERGER

Section 2.1 Merger. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(i) On the terms and subject to the conditions set forth in this Agreement and in accordance with the WBCA, on the Closing Date, Merger Sub shall merge with and into the Company at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company of the Merger (the “Surviving Corporation”).

(ii) At the Closing, the Parties shall cause a certificate of merger, in a form reasonably satisfactory to the Company and Redwoods (the “Certificate of Merger”), to be executed and filed with the Wyoming Secretary of State in accordance with the applicable provisions of the WBCA. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Wyoming Secretary of State or at such later date or time as is agreed by Redwoods and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(iii) The Merger shall have the effects set forth in the WBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all Liabilities, obligations, restrictions, disabilities and duties of or applicable to each of the Company and Merger Sub shall become the Liabilities, obligations, restrictions, disabilities and duties of or applicable to the Surviving Corporation, in each case, in accordance with the WBCA.

(iv) At the Effective Time, the Governing Documents of Merger Sub shall, in accordance with the terms thereof and the WBCA, be the Governing Documents of the Surviving Corporation, in each case, until thereafter changed or amended as provided therein or by the WBCA.

(v) At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Governing Documents of the Surviving Corporation until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.0001, of the Surviving Corporation.

(vii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than Dissenting Shares and the Company Shares cancelled in accordance with clause (viii) immediately below) issued and outstanding as of immediately prior to the Effective Time shall be canceled and extinguished and be converted into the right to receive a number of shares of Redwoods Common Stock equal to the Merger Consideration. From and after the Effective Time, the holder(s) of certificates (the “Certificates”), if any, evidencing ownership of Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(viii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be canceled and extinguished, and no consideration shall be paid with respect thereto.

Section 2.2 Contingent Consideration.

(a) Following the Closing, in addition to the consideration to be received pursuant to Section 2.1(vii) and as part of the overall Aggregate Consideration, the Company Stockholders shall be issued additional shares of Redwoods Common Stock (the “Contingent Consideration” and such shares of Redwoods Common Stock, the “Contingent Consideration Shares”), as follows:

(i) 2,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $12.50 for 10 trading days within a 20-day trading period in the first three years following Closing;

(ii) 2,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $15.00 for 10 trading days within a 20-day trading period in the first three years following Closing; and

(iii) 1,000,000 Contingent Consideration Shares upon Redwoods achieving a closing price equal to or exceeding $20.00 for 10 trading days within a 20-day trading period in the first five years following Closing.

(b) Except as otherwise specified pursuant to Section 2.2(c), upon the satisfaction of the conditions for the issuance of any Contingent Consideration Shares pursuant to Section 2.2(a), then within ten (10) Business Days following the achievement of the applicable conditions for the issuance of any Contingent Consideration Shares, Redwoods shall issue the applicable Contingent Consideration Shares to each Company Stockholder according to such Company Stockholder’s pro rata percentage as set forth on Section 2.2(a) of the Company Disclosure Schedules.

(c) Following the Closing, if a Change of Control of Redwoods shall occur, then the conditions for the issuance of any Contingent Consideration that remains unissued as of immediately prior to the consummation of such Change of Control shall be deemed to have been achieved and any such Contingent Consideration shall immediately become payable and the Company Stockholders shall be entitled to receive such Contingent Consideration immediately prior to the consummation of such Change of Control. Any Contingent Consideration shall be payable to the Company Stockholders as specified on the Allocation Schedule. For the purposes of this Agreement, a “Change of Control” shall have been deemed to occur with respect to Redwoods upon:

(i) the sale, lease, license, distribution, dividend or transfer, in a single transaction or a series of related transactions, of more than fifty percent (50%) of the assets of Redwoods and its Subsidiaries taken as a whole; or

(ii) a merger, consolidation or other business combination of Redwoods (or any Subsidiary or Subsidiaries that alone or together represent more than fifty percent (50%) of the consolidated business of Redwoods at that time) or any successor or other entity holding, directly or indirectly, fifty percent (50%) or more of all the assets of Redwoods and its Subsidiaries that results in the stockholders of Redwoods (or such Subsidiary or Subsidiaries) or any successor or other entity holding, directly or indirectly, less than fifty percent (50%) of the assets of Redwoods and its Subsidiaries or the surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions.

(d) The Contingent Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Redwoods Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Redwoods Common Stock, occurring on or after the date hereof and prior to the time any such Contingent Consideration is delivered to the Contingent Company Stockholders, if any.

(e) The right of the Company Stockholders to receive the Contingent Consideration (i) is solely a contractual right and will not be evidenced by a certificate and does not constitute a security or other instrument, (ii) may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than upon written notice to Redwoods pursuant to a Permitted Transfer, and (iii) does not give the Company Stockholders any right to receive interest payments. There is no guaranty or other assurance of any kind that any Contingent Consideration will be payable hereunder (regardless of any projections, models, forecasts or any other financial data generated by, or provided to, the Company, Redwoods or their respective Affiliates or Representatives). For purposes of this Agreement, “Permitted Transfer” means (A) a transfer on death by will or intestacy, (B) a transfer by instrument to an inter vivos or testamentary trust for beneficiaries upon the death of the trustee, (C) a transfer made pursuant to an order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation), (D) a transfer by a partnership or limited liability company through a distribution to its partners or members, as applicable, in each case without consideration, (E) a transfer made by operation of law (including a consolidation or merger) or as pursuant to the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (F) a transfer by a Company Stockholder to one of its Affiliates after providing not less than ten (10) Business Days written notice to Redwoods and the Company, or (G) a transfer to any lender to a Company Stockholder, solely for purposes of creating a security interest therein or otherwise assigning as collateral security, or (G) a transfer permitted under the Lock-up Agreement or the Sponsor Support Agreement, as applicable.

Section 2.3 Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date or time as Redwoods and the Company may agree in writing, or electronically by exchange of the closing deliverables by the means provided in Section 8.11.

Section 2.4 Allocation Schedule. No later than forty eight (48) hours prior to the Closing Date, the Company shall deliver to Redwoods an allocation schedule (the “Allocation Schedule”) setting forth (a) the number of Equity Securities held by each Company Stockholder, as well as reasonably detailed calculations with respect to the components and subcomponents thereof, (b) the portion of the Transaction Share Consideration allocated to each Company Stockholder pursuant to Section 2.1(vii), as well as reasonably detailed calculations with respect to the components and subcomponents thereof, (c) the portion of the Contingent Consideration allocated to each Company Stockholder, in the event that any Contingent Consideration becomes payable, as well as reasonably detailed calculations with respect to the components and subcomponents thereof, and (d) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clauses (a) and (b) of this Section 2.4 are, and will be as of immediately prior to the Effective Time, (i) true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company and applicable Laws. The Company will review any comments to the Allocation Schedule provided by Redwoods or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by Redwoods or any of its Representatives to correct inaccuracies. Notwithstanding the foregoing or anything to the contrary herein, the aggregate number of shares of Redwoods Common Stock that each Company Stockholder will have a right to receive pursuant to Section 2.1(vii) will be rounded down to the nearest whole share.

Section 2.5 [Reserved].

Section 2.6 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Company Shares issued and outstanding immediately prior to the Effective Time held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such Company Shares in accordance with Section 17-18-308 of the WBCA (such Company Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the WBCA with respect to such Company Shares) shall not be converted into a right to receive a portion of the Aggregate Consideration, but instead shall entitle the holder thereof only to such rights as may be granted under Section 17-18-308 of the WBCA; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 17-18-308 of the WBCA or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 17-18-308 of the WBCA, such Company Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Aggregate Consideration, if any, to which such holder is entitled pursuant to Section 2.1 or 2.2, as applicable, without interest thereon. The Company shall provide Redwoods with prompt written notice of any demands received by the Company for appraisal of Company Shares, any written withdrawal of any such demand and any other written demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the WBCA that relates to such demand, and Redwoods shall be consulted with respect to all material negotiations and proceedings with respect to such demands. Except with the prior written consents of Redwoods, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.7 Closing Actions and Deliverables.

(a) At least five (5) Business Days prior to the Closing Date, Redwoods shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company shall be deemed to be acceptable to the Company) and enter into an exchange agent agreement with the Exchange Agent (the “Exchange Agent Agreement”) for the purpose of exchanging Certificates, if any, representing the Company Shares, and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, for the portion of the Merger Consideration issuable in respect of such Company Share pursuant to Section 2.1(vii), and on the terms and subject to the other conditions set forth in this Agreement.

(b) At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Stockholders a letter of transmittal in a customary form to be mutually agreed between the Parties (a “Letter of Transmittal”); provided that any representations and warranties made by a Company Stockholder in a Letter of Transmittal shall be limited to authority, title to the applicable Company Shares and absence of Liens on the applicable Company Shares.

(c) Prior to the Effective Time, Redwoods shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Stockholders and for exchange in accordance with this Section 2.7 through the Exchange Agent, evidence of Redwoods Common Stock in book-entry form representing the portion of the Merger Consideration issuable pursuant to Section 2.1(vii) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Merger Consideration issuable pursuant to Section 2.1(vii) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(d) Each Company Stockholder whose Company Shares have been converted into the right to receive a portion of the Merger Consideration pursuant to Section 2.1(vii) shall be entitled to receive the portion of the Merger Consideration to which he, she or it is entitled on the date provided in Section 2.7(e) upon (i) surrender of a Certificate (or affidavit of loss, in lieu thereof, in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent, or (ii) delivery of an “agent’s message” in the case of Company Common Stock held in book-entry form, together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e) If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss, in lieu thereof, in the form required by the Letter of Transmittal) or an “agent’s message”, as applicable, is delivered to the Exchange Agent in accordance with Section 2.7(d) (i) at least one (1) Business Day prior to the Closing Date, then Redwoods and the Company shall take all necessary actions to cause the applicable portion of the Merger Consideration to be issued to the applicable Company Stockholder in book-entry form on the Closing Date, or (ii) less than one (1) Business Day prior to or on or after the Closing Date, then Redwoods and the Company (or the Surviving Corporation) shall take all necessary actions to cause the applicable portion of the Merger Consideration to be issued to the Company Stockholder in book-entry form within two (2) Business Days after such delivery.

(f) If any portion of the Merger Consideration is to be issued to a Person other than the Company Stockholder in whose name the surrendered Certificate is, or the transferred Company Shares in book-entry form are, registered, it shall be a condition to the issuance of the applicable portion of the Merger Consideration that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, or such Company Shares in book-entry form shall be properly transferred, and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Shares in book-entry form, or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(g) No interest will be paid or accrued on the Merger Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.7, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled in accordance with Section 2.1(viii)) shall solely represent the right to receive a portion of the Merger Consideration to which such Company Share is entitled pursuant to Section 2.1(vii).

(h) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(i) Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders twelve (12) months following the Closing Date shall be delivered to Redwoods or as otherwise instructed by Redwoods, and any Company Stockholder who has not exchanged his, her or its Company Shares for the applicable portion of the Merger Consideration in accordance with this Section 2.7 prior to that time shall thereafter look only to Redwoods for the issuance of the applicable portion of the Merger Consideration, without any interest thereon. None of Redwoods, the Surviving Corporation or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat or similar Law. Any portion of the Merger Consideration remaining unclaimed by the Company Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Redwoods free and clear of any claims or interest of any Person previously entitled thereto.

(j) At the Closing:

(i) Redwoods shall deliver or cause to be delivered to the Company the written resignations of all of the directors and officers of Redwoods and Merger Sub (other than those Persons identified as directors of Redwoods immediately after the Effective Time, in accordance with the provisions of Section 5.16), effective as of the Effective Time; and

(ii) the Company shall deliver or cause to be delivered to Redwoods a duly executed certificate in accordance with the requirements of Section 1.897-2(h)(1) and Treasury Regulations Section 1.1445-2(c)(3), together with a notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2).

Section 2.8 Withholding. Notwithstanding anything in this Agreement to the contrary, Redwoods, Merger Sub, the Exchange Agent and any of their Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the Redwoods Parties, as of the date hereof and as of the Closing Date, as follows:

Section 3.1 Organization and Qualification.

(a) The Company and its Subsidiaries are corporations duly organized, validly existing under the Laws of their jurisdiction of incorporation. The Company and its Subsidiaries have the requisite corporate power and authority to own, lease and operate their properties and to carry on the Business as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.

(b) True and complete copies of the Governing Documents of the Company and its Subsidiaries have been made available to Redwoods, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and its Subsidiaries are in full force and effect and neither the Company nor its Subsidiaries is in breach or violation of any provision set forth in its Governing Documents.

(c) The Company and its Subsidiaries are duly qualified or licensed to transact business and are in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by them, or the nature of the business conducted by them, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing (or the equivalent thereof) would not, and would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.2 Capitalization.

(a) Schedule 3.2(a) of the Company Disclosure Schedules sets forth, in each case as of the date of this Agreement, a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof (which does not include any Subsidiary of the Company). All of the Company Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Company Shares (1) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person (including under any provision of the WBCA, the Governing Documents of the Company or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound), (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, and (4) are free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date of this Agreement, the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights, or (y) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts, in the case of each of clause (x) and (y), that would require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company or any of its Subsidiaries. Except as set forth on Section 3.2(a) of the Company Disclosure Schedules and in connection with the Transactions contemplated by this Agreement and the Ancillary Documents, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company Shares. No Company Shares are held by a Subsidiary.

(b) Other than the Equity Securities it holds in each of its Subsidiaries, the Company does not own or hold (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Securities, and the Company is not a partner or member of any partnership, limited liability company or joint venture.

(c) Section 3.2(c) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement and the debtor and creditor thereof.

(d) Section 3.2(d) of the Company Disclosure Schedules sets forth a list, as of the date hereof, of all Change of Control Payments of the Company and its Subsidiaries, identifying for each such Change of Control Payment (i) the Person eligible to receive such Change of Control Payment, (ii) the total potential amount of such Change of Control Payment, and (iii) the Contract or other arrangement pursuant to which such Change of Control Payment is payable or required to be made.

Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to obtaining the Company Stockholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity (“Enforceability Exceptions”).

Section 3.4 Subsidiaries.

(a) Set forth on Section 3.4(a) of the Company Disclosure Schedules is a list of the Company’s Subsidiaries, together with their jurisdiction of incorporation, and a true and complete statement of the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary.

(b) All of the issued share capital, stock or other voting or equity securities of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. All of the ownership interests in each Subsidiary are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights. There are no outstanding (ii) subscriptions, calls, options, warrants, rights (including preemptive rights), puts or other securities of any Subsidiary convertible into or exchangeable or exercisable for shares or voting or equity securities of any Subsidiary, or any other Contracts to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound obligating the Company or any Subsidiary to issue or sell any shares of, other equity interests in or debt securities of, any Subsidiary, or (iii) equity equivalents, phantom stock, options, appreciation rights, stock units, profits interests or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any shares, voting or equity securities or securities convertible into or exchangeable for shares or voting or equity securities of any Subsidiary (the items in clauses (i) and (ii) being, collectively, “Subsidiary Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities. None of the Subsidiaries owns any equity, ownership, profit, voting or similar interest in, or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person. No Subsidiary is party to any shareholders agreement, voting agreement, proxies, registration rights agreement or other similar agreements relating to its equity interests.

Section 3.5 Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to Redwoods true and complete copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2021 and December 31, 2022 and the related audited consolidated statement of operations and comprehensive loss, statement of convertible preferred stock and deficit and statement of cash flows of the Company and its Subsidiaries for each of the years then ended (collectively, the “Audited Company Financial Statements”), and the unaudited, draft consolidated balance sheet of the Company as of March 31, 2023 and the related unaudited consolidated statement of operations of the Company and its Subsidiaries for the three months ended March 31, 2023 (the “Unaudited Company Financial Statements” and, together with the Audited Company Financial Statements, the “ Company Financial Statements”). The Company Financial Statements (including the notes thereto) and, when delivered pursuant to Section 5.7, the Additional Company Financial Statements and any pro forma financial statements, (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) in the case of the Audited Company Financial Statements and the Additional Company Financial Statements, when delivered pursuant to Section 5.7 only, fairly present, as applicable, the financial position, results of operations and cash flows of the Company and its Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein, (iii) in the case of the Company Financial Statements and the Additional Company Financial Statements, solely when delivered pursuant to Section 5.7, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditors when filed as part of the Registration Statement/Proxy Statement, and (iv) comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date hereof (including Regulation S-X or Regulation S-K, as applicable); provided that, the Unaudited Company Financial Statements do not include all of the notes or the information contained in such notes as required by GAAP for complete financial statements and are subject to normal year-end adjustments;

(b) Except (i) as set forth in the Company Financial Statements, (ii) for Liabilities incurred in the ordinary course of business as of December 31, 2022 (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of the respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, and (iv) for Liabilities that are not have a Company Material Adverse Effect, the Company and its Subsidiaries have no Liabilities required by GAAP to be reflected or reserved against in the consolidated balance sheet as of December 31, 2022 included in the Company Financial Statements.

(c) The Company has established and maintains a system of internal accounting controls that is designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s and its Subsidiaries’ assets.

(d) Except as set forth on Section 3.5(d) of the Company Disclosure Schedules, in the past two (2) years, neither the Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim, written or otherwise, that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Company and its Subsidiaries, (ii) a “material weakness” in the internal controls over financial reporting of the Company and its Subsidiaries, or (iii) fraud, whether or not material, that involves management or other employees of the Company or its Subsidiaries who have a significant role in the internal controls over financial reporting of the Company and its Subsidiaries.

Section 3.6 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act or any filings with or approvals or clearances from any Governmental Entities that the Parties determine (acting reasonably) are required and advisable to consummate the transactions contemplated hereby, (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC, and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) filing of the Certificate of Merger with the Wyoming Secretary of State in accordance with the applicable provisions of the WBCA, or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) Except as set forth on Section 3.6(b) of the Company Disclosure Schedules, neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party, nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract to which the Company or any of its Subsidiaries is a party, or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Company or any of its Subsidiaries or any of their respective properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of the Company or any of its Subsidiaries, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.

Section 3.7 Permits. The Company and its Subsidiaries have all material Permits and Regulatory Permits that are required to own, lease or operate their properties and assets and to conduct the Business as currently conducted in all material respects, except where the failure to obtain the same would not result in a Company Material Adverse Effect (the “Material Permits”). Except as is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) each Material Permit is in full force and effect in accordance with its terms, and (b) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or any of its Subsidiaries. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, submitted to FDA for any reason including without limitation as the basis for or in connection with any and all requests for a Permit from the FDA or other analogous Governmental Entity, when submitted to the FDA or such other Governmental Entity, were, at the time of submission, and remain true, complete and correct as of the date of submission and any necessary and required updates, changes, corrections, or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Entity. Each of the Company and its Subsidiaries has maintained or filed with the FDA and any other Governmental Entity all required reports, documents, forms, notices, applications, records or claims that are necessary to comply with Healthcare laws.

Section 3.8 Material Contracts.

(a) Section 3.8(a) of the Company Disclosure Schedules sets forth a list of the following Contracts, other than the Employee Benefit Plans, to which the Company or any of its Subsidiaries is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.8(a) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.8(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i) any Contract relating to Indebtedness of the Company or any of its Subsidiaries or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of the Company or any of its Subsidiaries;

(ii) any Contract under which the Company or any of its Subsidiaries is lessee of or holds or operates, in each case, any material tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $25,000;

(iii) any Contract under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by the Company or any of its Subsidiaries, except for any lease or agreement under which the aggregate annual rental payments do not exceed $25,000;

(iv) any Contract for any joint venture, partnership, collaboration or strategic alliance;

(v) any Contract with a licensed healthcare professional, and any entity or organization relating to the development, manufacturing, testing, clinical trials, or marketing of any Company Product;

(vi) any Contract that (A) limits or purports to limit the freedom of the Company or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit the operations of Redwoods or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions, or (C) contains any other provisions restricting or purporting to restrict the ability of the Company or any of its Subsidiaries to sell, manufacture, develop, commercialize, test or research the Company Products, directly or indirectly through third parties, in any material respect or that would so limit or purports to limit Redwoods or any of its Affiliates after the Closing;

(vii) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by the Company or any of its Subsidiaries in an amount in excess of (A) $25,000 annually, or (B) $50,000 over the life of the agreement;

(viii) any Contract requiring the Company or any of its Subsidiaries to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of the Company or any of its Subsidiaries, in each case in excess of $25,000;

(ix) any Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person, in each case in excess of $25,000;

(x) any Contract required to be disclosed on Section 3.20 of the Company Disclosure Schedules;

(xi) any Contract with any Person (A) pursuant to which the Company or any of its Subsidiaries (or Redwoods or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events, in each case, relating to Company Products, or (B) under which the Company or any of its Subsidiaries grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Company Business Intellectual Property;

(xii) any Contract (A) for the employment or engagement of any Key Employee of the Company or any of its Subsidiaries, or (B) providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;

(xiii) any Contract (A) executed with any current director, manager, officer, employee, Contingent Worker or other individual service provider of the Company or any of its Subsidiaries that provides for severance benefits, or (B) entered into by the Company or any of its Subsidiaries that constitutes a collective bargaining agreement or any other agreement executed between the Company or its Subsidiary, as applicable, and a union or similar organization;

(xiv) any Contract for the disposition of any material portion of the assets or business of the Company or any of its Subsidiaries or for the acquisition by the Company or any of its Subsidiaries of the material assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which the Company or any of its Subsidiaries has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xv) any Contract pursuant to which the Company or any of its Subsidiaries (A) obtains any right to use, or covenant not to be sued under, any Intellectual Property Right (other than any license for Off-the-Shelf Software), or (B) grants any right to use, or covenant not to be sued under, any Intellectual Property Right (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice);

(xvi) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement by the Company or any of its Subsidiaries, (B) with a Governmental Entity or which relates to alleged criminal wrongdoing, (C) that imposes, at any time in the future, any material, non-monetary obligations on the Company or any of its Subsidiaries (or Redwoods or any of its Affiliates after the Closing), or (D) which requires the Company or any of its Subsidiaries to accept or concede material injunctive relief; and

(xvii) any other Contract the performance of which requires either (A) annual payments by the Company or any of its Subsidiaries in excess of $25,000, or (B) aggregate payments by the Company or any of its Subsidiaries in excess of $50,000 over the life of the agreement and, in each case, that is not terminable by the Company or its Subsidiary, as applicable, without penalty upon less than sixty (60) days’ prior written notice.

(b) (i) Each Material Contract is valid and binding on the Company or its Subsidiary, as applicable, and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, and (ii) the Company and its Subsidiaries and, to the knowledge of the Company, the counterparties thereto, are not in material breach of, or default under, any Material Contract, and, to the knowledge of the Company, there are no facts or circumstances which would, or which would reasonably be expected to, lead to such breach or default.

Section 3.9 Absence of Changes. During the period beginning on March 31, 2023 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred, and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Company and its Subsidiaries have conducted the Business in the ordinary course, and (ii) neither the Company nor any of its Subsidiaries has taken any action that would require the consent of Redwoods if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b) (i), (ii), (iv), (v), (vii), (ix), (x) (solely relating to the Company’s directors and officers), (xii), (xiv), (xv), (xviii) and (xxi).

Section 3.10 Litigation. Except as set forth in Section 3.10 of the Company Disclosure Schedules, there is (and for the past two (2) years there has been) (a) no Proceeding pending or, to the Company’s knowledge, threatened against the Company, any of its Subsidiaries or any of their respective directors or officers, or affecting any of the Company’s or its Subsidiaries’ respective assets or properties, that if adversely decided or resolved, has had or would have a Company Material Adverse Effect, and, to the Company’s knowledge, no facts exist that would reasonably be expected to form the basis for any such Proceeding, (b) no Order to which the Company, its Subsidiaries, their respective directors and officers or any of the Company’s or its Subsidiaries’ respective properties or assets is subject that would have reasonably be expected to have a Company Material Adverse Effect, (c) no Proceeding by the Company or any of its Subsidiaries against any other Person, and no such Proceeding is or has been threatened in writing by the Company or any of its Subsidiaries, (d) no settlement or similar agreement that imposes any ongoing obligation or restriction on the Company or any of its Subsidiaries or the operation of the Business, and (e) no pending or, to the Company’s knowledge, threatened, audit, examination or investigation by any Governmental Entities in respect of the Company or any of its Subsidiaries or any of their respective properties or assets, or any of the directors or officers of the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

Section 3.11 Compliance with Applicable Law. The Company, its Subsidiaries and, to the knowledge of the Company, its officers, directors and employees (a) conduct (and for the past two (2) years have conducted) the Business in accordance with all Laws, Permits and Orders applicable to them and are not in violation of any such Law, Permit or Order, and (b) have not received any written communications from a Governmental Entity and, to the Company’s knowledge, there is no such pending communication, that alleges that the Company or any of its Subsidiaries is not in compliance with any such Law, Permit or Order, except in each case of clauses (a) and (b), as is not and would not have a Company Material Adverse Effect.

Section 3.12 Employee Benefit Plans.

(a) Section 3.12(a) of the Company Disclosure Schedules sets forth a true and complete list of all Employee Benefit Plans, excluding any Employee Benefit Plan that is (i) an employment offer letter or individual independent contractor or consultant agreement that is terminable upon no more than thirty (30) days’ notice without further Liability and (ii) an individual equity award agreement that is consistent with the form of such agreement set forth on Section 3.12(a) of the Company Disclosure Schedules.

(b) True, complete and correct copies of the following documents, with respect to each Employee Benefit Plan required to be listed on Section 3.12(a) of the Company Disclosure Schedules, where applicable, have been delivered to Redwoods (i) all documents embodying or governing such Employee Benefit Plan (or for unwritten Employee Benefit Plans, a written description of the material terms of such Employee Benefit Plan) and any funding medium for the Employee Benefit Plan, (ii) the most recent Internal Revenue Service determination or opinion letter, (iii) the most recently filed Form 5500, (iv) the most recent actuarial valuation report, (v) the most recent summary plan description (or other descriptions provided to employees) and all modifications thereto, (vi) the most recent non-discriminatory testing results and (vii) all non-routine correspondence to and from any Governmental Entity.

(c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service with respect to such qualification, or may rely on an opinion letter issued by the Internal Revenue Service with respect to a prototype plan adopted in accordance with the requirements for such reliance and, to the knowledge of the Company, no event or omission has occurred that would be reasonably likely to cause any such Employee Benefit Plan to lose such qualification or otherwise require corrective action under the Internal Revenue Service Employee Plan Compliance Resolution System to maintain such qualification. Each trust created under any such Employee Benefit Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation.

(d) Each Employee Benefit Plan is and has been established, operated and administered in accordance with applicable Laws and with its terms, including ERISA, the Code and the Affordable Care Act. No Employee Benefit Plan is, or within the past six (6) years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance or similar program, or been the subject of any self-correction under any such program. No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan. All payments or contributions required to have been made with respect to all Employee Benefit Plans either have been made or have been accrued in accordance with the terms of the applicable Employee Benefit Plan and applicable Law.

(e) None of the Company, its Subsidiaries or any ERISA Affiliate (or any predecessor thereof) currently maintains, or within the past six (6) years has maintained, contributed to, or been required to contribute to or had any liability (whether contingent or otherwise) or obligation (including on account of any ERISA Affiliate) with respect to (i) any Employee Benefit Plan that is or was subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA).

(f) No Employee Benefit Plan provides health care or any other non-pension benefits to any employees after their employment is terminated (other than (i) as required by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law, (ii) continuation of health or life insurance benefits provided during any severance period not in excess of two (2) years, or (iii) which lasts until the end of the month in which the termination of employment occurs).

(g) Each Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Employee Benefit Plan is, or to the Company’s knowledge will be, subject to the penalties of Section 409A(a)(1) of the Code.

(h) Except as set forth on Section 3.12(g) of the Company Disclosure Schedules, none of the execution or delivery of this Agreement or any Ancillary Document to which the Company is or will be a party, the Company Stockholder Approval or the consummation of the transactions contemplated by this Agreement or any Ancillary Document to which the Company is or will be a party, would (either alone or in combination with any other event) reasonably be expected to (i) result in or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former director, manager, officer, employee, individual independent contractor or other individual service provider of the Company or any of its Subsidiaries or (ii) result in any excess “parachute payment” as defined in Section 280G(b)(2) of the Code.

(i) Neither the Company nor any of its Subsidiaries has any obligation to make any tax “gross-up” or similar “make whole” payments to any service provider, including, without limitation, with respect to Section 409A of the Code or Section 4999 of the Code.

(j) No Employee Benefit Plan is subject to the laws of any jurisdiction outside the United States.

Section 3.13 Environmental Matters. Except as would not have a Company Material Adverse Effect:

(a) Neither the Company nor any of its Subsidiaries has received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged or potential violation in any respect of, or a failure to comply in any respect with, any Environmental Laws.

(b) There is (and for the past two (2) years there has been) no Proceeding pending or, to the Company’s knowledge, threatened against the Company, any of its Subsidiaries or any of their respective directors and officers pursuant to Environmental Laws.

(c) There has not been, whether by the Company or any of its Subsidiaries, any manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

(d) The Company has made available to Redwoods copies of all environmental, health and safety reports and documents that were prepared for the Company or its Subsidiaries by third parties and are in the Company’s or its Subsidiaries’ possession relating to the operations, properties or facilities of the Company and its Subsidiaries in the past two (2) years.

Section 3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property, and (ii) any Patent included in the Company Licensed Intellectual Property that is exclusively licensed to the Company or any of its Subsidiaries (“Licensed Patents”), specifying as to each such item set forth in (i) and (ii), as applicable, (A) the record owner of such item, (B) the jurisdictions, registrar or platform in which such item has been issued, registered or filed, (C) the issuance, registration or application date, as applicable, for such item, (D) the issuance, registration or application number, as applicable, for such item, (E) whether such item is Government Funded IP and (F) the status and identification of any actions that must be taken in the 90 days after the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates.

(b) All fees and filings necessary as of the date of this Agreement to maintain any application or registration, issuance or grant of any Company Registered Intellectual Property or Licensed Patents have been timely submitted to the relevant intellectual property office or Governmental Entity and internet domain name registrars, as applicable. No item of the Company Registered Intellectual Property or the Licensed Patents is cancelled nor has any such item expired or been abandoned outside of the ordinary course of business. As of the date of this Agreement, the Company Business Intellectual Property is not the subject of any pending Proceedings, including litigation, interference, re-examination, inter parties review, reissue, opposition, nullity, cancellation or Uniform Domain-Name Dispute-Resolution Policy proceedings and, to the Company’s knowledge, no such Proceedings have been asserted or threatened by any Governmental Entity or any other Person.

(c) Except as set forth in Section 3.14(c) of the Company Disclosure Schedules, the Company and its Subsidiaries exclusively own all right, title and interest in and to all Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and hold all right, title and interest in and to all of the Company’s or its applicable Subsidiary’s rights under all Company Licensed Intellectual Property free and clear of any Lien (other than Permitted Liens). For all Patents included in the Company Owned Intellectual Property, each inventor (i) is duly listed on each applicable Patent and (ii) has assigned his or her rights to the Company or the relevant Subsidiary.

(d) The Company Business Intellectual Property, constitutes all of the Intellectual Property Rights that are used in or necessary to enable the Company and its Subsidiaries to conduct the Business as currently conducted To the knowledge of the Company, the Company Registered Intellectual Property and Licensed Patents are currently in compliance with formal legal requirements of the applicable intellectual property office and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date, which are not listed in Section 3.14(a) of the Company Disclosure Schedules. All Company Registered Intellectual Property and, Licensed Patents are subsisting, and if registered, issued or granted, are valid and enforceable.

(e) The Company’s and its Subsidiaries’ current and former employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Intellectual Property Rights on behalf of the Company (each such person, a “Creator”) have assigned to the Company or its relevant Subsidiary, as applicable, all Intellectual Property Rights authored, invented, created, improved, modified or developed by such Creator in the course of such Creator’s employment or other engagement with the Company or any of its Subsidiaries.

(f) The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to safeguard and maintain the confidentiality and secrecy of all Intellectual Property Rights the value of which to the Company is contingent upon maintaining the confidentiality thereof (“Confidential Intellectual Property”). Without limiting the foregoing, the Company and its Subsidiaries have not disclosed any Confidential Intellectual Property to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure or was otherwise made subject to an appropriate and enforceable duty of confidence. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of, any Confidential Intellectual Property, or of any written obligations with respect to such.

(g) None of the Company Business Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Company and its Subsidiaries or affects the validity, use or enforceability of any such Company Business Intellectual Property. The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Company Owned Intellectual Property or the Company’s or its applicable Subsidiary’s rights under any Company Licensed Intellectual Property, or otherwise impair the right of the Company or its applicable Subsidiaries to develop, use, sell, license or bring any action for the infringement, misappropriation or other violation of any Company Business Intellectual Property.

(h) Neither the Company, nor its Subsidiaries, nor any actual or currently contemplated design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution or other exploitation of any Company Product infringes, misappropriates or otherwise violates any valid, enforceable claim of any Patents or other Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

(i) In the past two (2) years, there has been no Proceeding pending against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries received any written communications, (i) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property, or (iii) inviting the Company or any of its Subsidiaries to take a license under any Intellectual Property Right or consider the applicability of any Intellectual Property Rights, of any other Person, to any products (including Company Products) or services of the Company, or any of its Subsidiaries, or to the conduct of the Business.

(j) To the Company’s knowledge, no Person is infringing, misappropriating or otherwise violating any Company Business Intellectual Property. Neither the Company, nor any of its Subsidiaries, has made any claim against any Person alleging any infringement, misappropriation or other violation of any Company Business Intellectual Property.

(k) The Company and its Subsidiaries own, possess and are in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that they own or lease, or that are otherwise under the control of the Company and its Subsidiaries, and used by them in connection with the Business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

(l) Section 3.14(a) of the Company Disclosure Schedules contains a true and complete list of any and all Company Business Intellectual Property that was created, developed or reduced to practice, or is being created, developed or reduced to practice, (i) pursuant to, or in connection with, any Contract with any Governmental Entity or Governmental Entity-affiliated entity, or university, college or other educational institution, or (ii) using any funding or facilities of any Governmental Entity or Governmental Entity-affiliated entity, or university, college or other educational institution (collectively, “Government Funded IP”). Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, the Company and its Subsidiaries, and the applicable licensors of Company Licensed Intellectual Property, have taken any and all actions necessary to obtain, secure, maintain, enforce and protect the Company’s or its applicable Subsidiary’s right, title and interest in, to and under all Government Funded IP, and the Company and its Subsidiaries, and the applicable licensors of Company Licensed Intellectual Property, have complied with any and all any Intellectual Property Rights disclosure and/or licensing obligations under any applicable contract referenced in clause (i) above.

Section 3.15 Labor Matters.

(a) Section 3.15(a) of the Company Disclosure Schedules contains a complete and accurate list of all employees of the Company and its Subsidiaries as of the date of this Agreement, setting forth for each employee (i) the employee’s position or title, (ii) the entity that employs the individual, (iii) whether classified as exempt or non-exempt for wage and hour purposes, (iv) whether paid on a salary, hourly or commission basis, (v) the employee’s actual annual base salary (if paid on a salary basis), hourly rate (if paid on an hourly basis) or commission rate (if paid on a purely commission basis), as applicable, (vi) 2022 bonus and commission potential, (vii) date of hire, (viii) business location, (ix) status (i.e., active or inactive and if inactive, the type of leave and estimated duration), and (x) any visa or work permit status and the date of expiration, if applicable.

(b) The Company and its Subsidiaries are, and for the past three (3) years have been, in compliance with all applicable Laws and regulations respecting labor and employment matters, including fair employment practices, pay equity, the classification of independent contractors and employees (including classification as exempt or non-exempt under the Fair Labor Standards Act), workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, affirmative action, terms and conditions of employment, employee leave and wages and hours, including payment of minimum wages and overtime. The Company and its Subsidiaries are not delinquent in (or have accrued) any payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, severance, or other compensation, as applicable, due with respect to any services performed for it.

(c) Currently and within the three (3) years preceding the date of this Agreement, the Company and its Subsidiaries have not been party to or, to the Company’s knowledge, the subject of, any litigation, arbitration, mediation, governmental audit, administrative agency proceeding, private dispute resolution proceeding or governmental investigation, in each case relating to employment or labor matters concerning the employees or Contingent Workers of the Company and its Subsidiaries, and the Company and its Subsidiaries have not authorized a third party investigation relating to employment or labor matters and no such matters are pending or, to the knowledge of the Company, have been threatened against the Company or any of its Subsidiaries.

(d) In the past three (3) years, the Company and its Subsidiaries have not experienced a “plant closing,” “business closing,” or “mass layoff” or similar group employment loss as defined in the federal WARN Act or any similar state, local or foreign Law affecting any site of employment of the Company or its Subsidiaries or one or more facilities or operating units within any site of employment or facility of the Company or its Subsidiaries. During the ninety (90) day period preceding the date of this Agreement, no employee has suffered an “employment loss” as defined in the WARN Act with respect to the Company or its Subsidiaries. In the past three (3) years, the Company and its Subsidiaries have not incurred any Liability under the WARN Act.

(e) The Company and its Subsidiaries are not a party to or bound by any collective bargaining agreements or other agreements with any labor organization, labor union, works council or other employee representative or any other Contract with a labor union, labor organization, works council, employee delegate, representative or other employee collective group, nor to the knowledge of the Company is there any duty on the part of the Company or any of its Subsidiaries to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group. For the past three (3) years, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against the Company or any of its Subsidiaries. To the Company’s knowledge, for the past three (3) years, there have been no labor organizing activities with respect to any employees of the Company or any of its Subsidiaries.

(f) Except as set forth in Section 3.15(f) of the Company Disclosure Schedules, to the knowledge of the Company, no Key Employee has expressed, as of the date of this Agreement, any plans to terminate his or her employment with such entity in the next twelve months.

(g) In the last three (3) years, no allegations of sexual harassment or sexual misconduct have been made in writing, or, to the Company’s knowledge, threatened to be made against any officer, executive or employee of the Company or any of its Subsidiaries with two or more direct reports.

Section 3.16 Insurance. Section 3.16 of the Company Disclosure Schedules sets forth a list of all policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by the Company or its Subsidiaries as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement and true and complete copies of all such policies have been made available to Redwoods. Neither the Company nor any of its Subsidiaries is in breach or otherwise in default under the terms of such policies and, to the Company’s knowledge, no facts or circumstances exist which would result in any such breach or default, in each case, which has voided, would void, or which might reasonably be expected to void, any coverages under such policies. As of the date of this Agreement, no claim by the Company or any of its Subsidiaries is pending under any such policies as to which coverage has been questioned, denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. To the Company’s knowledge, the coverages provided by such policies are usual and customary in amount and scope for the Business as currently conducted and sufficient to comply with any insurance required to be maintained under Material Contracts.

Section 3.17 Tax Matters.

(a) The Company and its Subsidiaries have prepared and filed all Tax Returns required to have been filed by them, all such Tax Returns are true and complete in all respects and prepared in compliance in all respects with all applicable Laws and Orders, and the Company and its Subsidiaries have paid all Taxes required to have been paid by them regardless of whether shown on a Tax Return.

(b) The Company and its Subsidiaries have timely withheld and paid to the appropriate Tax Authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service provider, equity interest holder or other third-party.

(c) The Company and its Subsidiaries are not currently the subject of an audit, examination or administrative or judicial proceeding with respect to Taxes, and have not been informed in writing, or otherwise have knowledge, of the commencement or anticipated commencement of any audit, examination or administrative or judicial proceeding with respect to Taxes that has not been resolved or completed, in each case, with respect to Taxes. Neither the Company nor any of its Subsidiaries has received any written notice from any Tax Authority of a dispute or claim with respect to any Taxes.

(d) The Company and its Subsidiaries have not consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business and no written request for any such waiver or extension is currently pending.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter ruling, technical advice memorandum or similar agreement or ruling has been entered into or issued by any Tax Authority with respect to the Company or any of its Subsidiaries which agreement or ruling would be effective after the Closing Date.

(f) The Company and its Subsidiaries are not nor have they been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for Taxes on any assets of the Company or its Subsidiaries other than Permitted Liens.

(h) Neither the Company nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction that is purported or intended to be governed by Section 355 of the Code.

(i) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (ii) has any Liability for the Taxes of any Person (other than the Company or any of its Subsidiaries, as applicable) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or otherwise (other than any Contract entered into in the ordinary course of business, the principal purpose of which does not relate to Taxes).

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where the Company and its Subsidiaries do not file a particular type of Tax Return or pay a particular type of Tax that the Company or any of its Subsidiaries is or may be required to file such type of Tax Return in or pay such type of Tax to that jurisdiction, which claims have not been resolved or withdrawn.

(k) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreement (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and neither the Company nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l) The Company and its Subsidiaries are Tax residents only in their respective jurisdiction of organization, incorporation or formation.

(m) Neither the Company nor any of its Subsidiaries has a branch, permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in, or use of improper, method of accounting made prior to the Closing for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) prepaid amount received prior to the Closing outside of the ordinary course of Business, (v) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), or (vi) election under Section 965(h) of the Code.

(o) Neither the Company nor any of its Subsidiaries has deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”).

(p) The Company is not, and has not been during the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(q) All related party transactions involving the Company or any of its Subsidiaries are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder and any similar provision of state, local or non-U.S. Law.

(r) Neither the Company nor any of its Subsidiaries (i) knows of any fact or circumstance, or (ii) has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document, in each case, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 3.18 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.18 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, any of its Subsidiaries or any of their respective Affiliates for which the Company or its Subsidiaries has any obligation.

Section 3.19 Real and Personal Property.

(a) Owned Real Property. The Company does not own any real property.

(b) Leased Real Property. Section 3.19(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by the Company and its Subsidiaries (the “Leased Real Property”) and all Real Property Leases pursuant to which the Company or any of its Subsidiaries is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to Redwoods. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the Company or its Subsidiary (as applicable), enforceable in accordance with its terms against the Company or its Subsidiary (as applicable) and, to the Company’s knowledge, each other party thereto, subject to the Enforceability Exceptions. There is no breach or default by the Company or its Subsidiary (as applicable) or, to the Company’s knowledge, any third party under any Real Property Lease.

(c) Personal Property. As of the date hereof, the Company and its Subsidiaries have good, valid and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Company and its Subsidiaries reflected in the Company Financial Statements or thereafter acquired by the Company or any of its Subsidiaries prior to the date hereof, except for assets disposed of in the ordinary course of business.

Section 3.20 Transactions with Affiliates. Section 3.20 of the Company Disclosure Schedules sets forth all Contracts between (a) the Company or any of its Subsidiaries, on the one hand, and (b) any officer, director, employee, equityholder or Affiliate of the Company or any of its Subsidiaries, or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with or service as a director to (including benefit plans and other ordinary course compensation from) the Company or any of its Subsidiaries entered into in the ordinary course of business, and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any asset used in the Business, (B) possesses, directly or indirectly, any financial interest in, or is a director or executive officer of, any Person which is a supplier, lender, partner, lessor, lessee or other material business relation of the Company or any of its Subsidiaries, or (C) owes any amount to, or is owed any amount by, the Company or any of its Subsidiaries (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.20 are referred to herein as “Company Related Party Transactions”.

Section 3.21 Data Privacy and Security.

(a) The Company and its Subsidiaries have at all times for the past two (2) years complied with, and are currently in compliance with, all applicable Privacy Laws, Privacy and Data Security Policies (as defined below) and contractual commitments relating to the Processing of Personal Data (collectively, the “Privacy Requirements”). The Company and its Subsidiaries have implemented adequate written policies relating to the Processing of Personal Data as and to the extent required by applicable Law (“Privacy and Data Security Policies”).

(b) There is no pending, nor has there been for the past two (2) years, any Proceeding against the Company or any of its Subsidiaries initiated by (i) any Person, (ii)the United States Federal Trade Commission, any state attorney general or similar state official, (iii) any other Governmental Entity, foreign or domestic, or (iv) any regulatory or self-regulatory entity, alleging that any violation of any Privacy Requirement by the Company or its Subsidiaries with respect to any Processing of Personal Data by or on behalf of the Company or any of its Subsidiaries.

(c) There has been no breach of security resulting in unauthorized access, use or disclosure of Personal Data in the possession or control of the Company or any of its Subsidiaries or, to the Company’s knowledge, any of its contractors with regard to any Personal Data obtained from or on behalf of the Company or any of its Subsidiaries, or any unauthorized intrusions, breaches of security or other data security incidents with respect to the Company IT Systems.

(d) The Company and its Subsidiaries own or have license to use the Company IT Systems as necessary to operate the Business as currently conducted and the Company IT Systems operate and perform in a manner that permits the Company and its Subsidiaries to conduct the Business as currently conducted. To the Company’s knowledge, none of the Company IT Systems contain any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine that causes the Software of any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any unauthorized person.

(e) The Company has taken commercially reasonable organizational, physical, administrative and technical measures required by Privacy Requirements, and consistent with standards prudent in the industry in which the Company operates, designed to protect the integrity, security and operations of the Company IT Systems. The Company and its Subsidiaries have implemented commercially reasonable procedures, including implementing data backup, disaster avoidance, recovery and business continuity procedures, and have satisfied the requirements of applicable Privacy Laws designed to detect data security incidents and to protect Personal Data against loss and against unauthorized access, use, modification, disclosure or other misuse.

(f) The consummation of any of the transactions contemplated hereby or pursuant to any Ancillary Document will not violate any applicable Privacy Requirements.

(g) There have not been any Proceedings related to any unauthorized intrusions, breaches of security or other data security incidents, or any violations of any Privacy Requirements, that have been asserted against the Company or any of its Subsidiaries and, to the Company’s knowledge, neither the Company nor any of its Subsidiaries has received any information relating to, or notice of any Proceedings with respect to, any alleged violations by the Company or any of its Subsidiaries of any Privacy Requirements.

Section 3.22 Compliance with International Trade & Anti-Corruption Laws.

(a) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective Representatives acting for or on their behalf, is or has been, for the past three (3) years (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity, (ii) located, organized or resident in a country or territory which is itself the subject or target of any Sanctions and Export Control Laws, (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii), or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or has, or the past three (3) years, been the subject or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

(b) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective Representatives acting for or on their behalf, has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, or (ii) otherwise violated any Anti-Corruption Laws.

Section 3.23 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement will, when the Registration Statement/Proxy Statement is declared effective, when the Registration Statement/Proxy Statement is mailed to the Pre-Closing Redwoods Stockholders, or at the time of the Redwoods Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided however, that notwithstanding the foregoing provisions of this Section 3.23, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement/Proxy Statement that were not supplied by or on behalf of the Company for use therein.

Section 3.24 Regulatory Permits; Compliance With Healthcare Laws.

(a) The Company, its Subsidiaries and the Company Products are in compliance with all Healthcare Laws and with all Regulatory Permits, if any. To the knowledge of the Company, (i) no Governmental Entity is considering limiting, suspending or revoking any Regulatory Permit held by the Company or any of its Subsidiaries, if any, and (ii) each third party that is a manufacturer, contractor or agent for the Company or any of its Subsidiaries is in compliance with all Regulatory Permits, if any, and all applicable Healthcare Laws insofar as they pertain to the Company Products.

(b) Neither the Company nor any of its Subsidiaries has, nor, to the Company’s knowledge, have any of their Representatives acting on their behalf, received, during the past two (2) years, any written notice that the FDA or any other Governmental Entity responsible for oversight or enforcement of any applicable Healthcare Law, or any institutional review board (or similar body responsible for oversight of human subjects research) or institutional animal care and use committee (or similar body responsible for oversight of animal research), has initiated, or threatened to initiate, any Proceeding to restrict or suspend preclinical or nonclinical research on, or clinical study of, any Company Product or in which the Governmental Entity alleges or asserts a failure to comply with applicable Healthcare Laws.

(c) Neither the Company nor any of its Subsidiaries is a business associate, as such term is defined in 45 C.F.R. § 160.103, as amended. Neither the Company nor any of its Subsidiaries is, or in the last five (5) years has been, in violation of HIPAA. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is, or has been, under investigation by any Governmental Entity for a violation of HIPAA, including receiving any notices from the United States Department of Health and Human Services Office for Civil Rights relating to any such violations.

(d) There are no Proceedings pending or, to the Company’s knowledge, threatened, with respect to any alleged violation by the Company or any of its Subsidiaries or, to the Company’s knowledge, any of their Representatives acting for or on their behalf, of the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”) or any other applicable Healthcare Law as it relates to the Company or a Company Product, and neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any of their Representatives acting on their behalf, is party to or subject to any corporate integrity agreement, monitoring agreement, consent decree, deferred prosecution agreement, settlement order or similar Contract with or imposed by any Governmental Entity related to any applicable Healthcare Law that applies to the transactions contemplated by this Agreement or any Ancillary Document.

(e) All Company Products are being, and at all times have been, developed, tested and investigated in compliance with applicable Healthcare Laws.

(f) Neither the Company nor any of its Subsidiaries has, nor as it relates to the Company or its Subsidiaries or any Company Product, to the Company’s knowledge, has any Person engaged by the Company or any of its Subsidiaries for contract research, consulting or other collaboration services with respect to any Company Product, made any untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Entity responsible for enforcement or oversight with respect to applicable Healthcare Laws, or failed to disclose a material fact required to be disclosed to the FDA or such other Governmental Entity that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991), or for any other Governmental Entity to invoke a similar policy.

(g) All preclinical and clinical studies conducted or being conducted with respect to all Company Products by or at the direction of the Company or any of its Subsidiaries have been and are being conducted in compliance with all applicable Law, including all applicable Healthcare Laws, including the applicable requirements of Good Laboratory Practices.

(h) None of the Company, its Subsidiaries or any of their directors, officers or employees, and, to the Company’s knowledge, none of the Company’s or its Subsidiaries’ individual independent contractors or other service providers, including clinical trial investigators, coordinators, or monitors, (i) have been or are currently disqualified, excluded or debarred under; (ii) to the Company’s knowledge, are currently subject to an investigation or Proceeding that would reasonably be expected to result in disqualification, exclusion or debarment, the assessment of civil monetary penalties for violation of any health care programs of any Governmental Entity under, or (iii) have been convicted of any crime regarding health care products or services, or engaged in any conduct that would reasonably be expected to result in any such debarment, exclusion, disqualification, or ineligibility under: applicable Healthcare Laws, including, (A) debarment under 21 U.S.C. Section 335a or any similar Law (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law, or (C) exclusion under 48 CFR Subpart Section 9.4, the System for Award Management Nonprocurement Common Rule. None of the Company, its Subsidiaries or any of their current or former directors, officers or employees, and, to the Company’s knowledge, none of the Company’s or its Subsidiaries’ individual independent contractors or other service providers to the extent acting on behalf of the Company or any of its Subsidiaries have been subject to any consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Entity related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, or obstruction of an investigation of controlled substances. To the Company’s knowledge, none of the Company, its Subsidiaries or any of their current or former directors, officers or employees, individual independent contractors or other service providers to the extent acting on behalf of the Company or any of its Subsidiaries, has been (1) subject to any enforcement, regulatory or administrative proceedings against or affecting the Company or any of its Affiliates relating to violations of any Healthcare Law and no such enforcement, regulatory or administrative proceeding has been threatened, or (2) a party to any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or similar agreement imposed by any Governmental Entity. None of the Company, its Subsidiaries or any of their directors, officers or employees, and, to the Company’s knowledge, none of the Company’s or its Subsidiaries’ individual independent contractors or other service providers to the extent acting on behalf of the Company or any of its Subsidiaries, have received notice from the FDA, any other Governmental Entity or any health insurance institution with respect to debarment, disqualification or restriction.

(i) All reports, documents, claims, permits, fees, and notices required to be filed, maintained, paid, or furnished to the FDA or any similar foreign Governmental Entity by the Company or any of its Subsidiaries have been so filed, maintained, paid or furnished on a timely basis, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, all such reports, documents, claims, permits, fees and notices were complete and accurate on the date submitted (or were corrected or supplemented by a subsequent submission).

(j) In the three (3) years prior to the date hereof, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, has received written notice from the FDA, the Department of Health and Human Services’ Office of Inspector General (OIG), the Department of Justice, the Federal Trade Commission or any other Governmental Entity in connection with advertising or promotion of any Company Products.

(k) The Company, its Subsidiaries and, to the Company’s knowledge, their Representatives acting for or on their behalf, are and have been for the past three (3) years in compliance with all applicable Healthcare Laws, except as would not have or be reasonably expect to have a Company Material Adverse Effect.

Section 3.25 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of the Redwoods Parties, and (ii) it has been furnished with or given access to such documents and information about the Redwoods Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any Redwoods Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the Redwoods Parties nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.26 PPP Loans. Neither the Company nor any of its Subsidiaries has applied for or received any loans pursuant to the Paycheck Protection Program established by the CARES Act that has not been fully repaid or forgiven prior to the date of this Agreement.

Section 3.27 OTC Bulletin Board. The Company’s Common Stock is quoted on the OTC Bulletin Board under the symbol “LEAS”, and the Company is in compliance in all respects with all rules and regulations of the National Association of Securities Dealers, Inc. applicable to the Company and to the inclusion for quotation of such securities on the OTC Bulletin Board.

Section 3.28    EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY REDWOODS PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE ANCILLARY DOCUMENTS, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY AND ITS SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO ANY REDWOODS PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES BY OR ON BEHALF OF THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY REDWOODS PARTY OR ANY OF THEIR REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY REDWOODS PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY REDWOODS PARTY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE REDWOODS PARTIES

Subject to Section 8.8, except as set forth on the Redwoods Disclosure Schedules or as set forth in any Redwoods SEC Reports filed or furnished with the SEC through the date that is one (1) Business Day prior to the date hereof (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature, each Redwoods Party hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

Section 4.1 Organization and Qualification. Each Redwoods Party is a corporation, duly organized, incorporated or formed, as applicable, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

Section 4.2  Authority. Each Redwoods Party has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder (subject to the Redwoods Stockholder Approval and the stockholder approval contemplated in Section 5.9) and to consummate the transactions contemplated hereby and thereby. Subject to obtaining the Redwoods Stockholder Approval and the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, the execution and delivery of this Agreement, the Ancillary Documents to which a Redwoods Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of such Redwoods Party. This Agreement and each Ancillary Document to which a Redwoods Party is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by such Redwoods Party and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of such Redwoods Party (assuming that this Agreement and the Ancillary Documents to which such Redwoods Party is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such Redwoods Party in accordance with their terms, subject to Enforceability Exceptions.

Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of any Redwoods Party with respect to such Redwoods Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act or any filings with or approvals or clearances from any Governmental Entities that the Parties determine (acting reasonably) are required and advisable to consummate the transactions contemplated hereby and thereby, (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC, and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of the Listing Exchange to permit Redwoods Common Stock to be issued in accordance with this Agreement to be listed on the Listing Exchange, (iv) filing of the Certificate of Merger with the Wyoming Secretary of State in accordance with the applicable provisions of the WBCA, (v) the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, (vi) the Redwoods Stockholder Approval, or (vii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Redwoods Material Adverse Effect.

(b) Neither the execution, delivery or performance by any Redwoods Party of this Agreement nor the Ancillary Documents to which any Redwoods Party is or will be a party, nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of any Redwoods Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which any Redwoods Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such Redwoods Party or any of its properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Redwoods Party, except, in the case of any of clauses (b) through (b) above, as would not have a Redwoods Material Adverse Effect.

Section 4.4 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the Redwoods Disclosure Schedules (which fees shall be the sole responsibility of Redwoods, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Redwoods or any of its Affiliates for which Redwoods has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of either Redwoods Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement will, when the Registration Statement/Proxy Statement is declared effective or when the Registration Statement/Proxy Statement is mailed to the Pre-Closing Redwoods Stockholders or at the time of the Redwoods Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6 Capitalization.

(a) The authorized capital stock of Redwoods consists of (50,000,000 shares of Redwoods Common Stock, par value $0.0001 per share, 8,801,650 of which are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, none of which are issued and outstanding as of the date hereof.

(b) All shares of Redwoods Common Stock that are issued and outstanding have been duly authorized and validly issued in compliance with applicable Laws and Redwoods Governing Documents, are fully paid and nonassessable, and have not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or other similar right (under any provision of the General Corporation Law of the State of Delaware, Redwoods Governing Documents or any Contract to which Redwoods is a party or by which Redwoods is bound). The Redwoods Common Stock has the rights, preferences, privileges and restrictions set forth in the Redwoods Charter.

(c) Except for (i) the Redwoods Units (ii) Redwoods Rights, (iii) Redwoods Warrants, and (iv) Redwoods UPO, there are no outstanding options, warrants or other equity appreciation, phantom equity, profit participation or similar rights for the purchase or acquisition from Redwoods of any shares of Redwoods Common Stock. Except as set forth on Section 4.6(c) of the Redwoods Disclosure Letter and the Ancillary Agreements, Redwoods is not a party to or subject to any agreement or understanding and, to Redwoods’s knowledge, there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any security or by a director of Redwoods.

(d) Redwoods does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

(e) Other than the Redwoods Units, Redwoods Rights, Redwoods Warrants, and Redwoods UPO, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Redwoods or obligating Redwoods to issue or sell any shares of capital stock of, or other equity interests in, or debt securities of, Redwoods. Redwoods is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights. There are no voting trusts, voting agreements, proxies, shareholder agreements, outstanding bonds, debentures, notes or other agreements with respect to the voting, conversion or transfer of Redwoods Common Stock or any of the equity interests or other securities of Redwoods. Redwoods does not, directly or indirectly, own any equity interests in any Person.

(f) Other than rights to exercise the Redwoods Share Redemption and other rights in respect of disbursements from and liquidation of the trust under the Trust Agreement, there are no outstanding contractual obligations of Redwoods to repurchase, redeem or otherwise acquire any Redwoods Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(g) Merger Sub is authorized to issue 1,000 shares of common stock, par value $0.001 per share (“Merger Sub Common Stock”), of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. Redwoods owns all of the issued and outstanding shares of Merger Sub Common Stock and no other shares of capital stock or other securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the WBCA, Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

Section 4.7 SEC Filings. Except for the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, Redwoods has filed or furnished all statements, forms, reports and documents, including its audited balance sheet as of December 31, 2022 and unaudited balance sheet as of March 31, 2023, required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Redwoods SEC Reports”), and will file or furnish all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they may be supplemented, modified or amended after the time of filing, but excluding the Registration Statement/Proxy Statement, the “Additional Redwoods SEC Reports”). Each of the Redwoods SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects, and each of the Additional Redwoods SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that supersedes the initial filing, will comply in all material respects, with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Redwoods SEC Reports or the Additional Redwoods SEC Reports; provided that, for purposes of the Additional Redwoods SEC Reports, the representation and warranty in this sentence is subject to the representation and warranty set forth in Section 3.23 being true and correct in all respects with respect to all information supplied by or on behalf of the Company expressly for inclusion or incorporation by reference therein. As of their respective dates of filing, the Redwoods SEC Reports did not (a) contain any untrue statement of a material fact, or (b) omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading in any material respect. There are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Redwoods SEC Reports.

Section 4.8 Trust Account. As of the date of this Agreement, the IPO proceeds received by Redwoods are held in the Trust Account and are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated March 30, 2022, between Redwoods and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate agreements, side letters or other understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Redwoods SEC Reports to be inaccurate in any material respect or that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing Redwoods Stockholders who shall have elected to redeem their Redwoods Common Stock pursuant to the Governing Documents of Redwoods, or (iii) if Redwoods fails to complete a business combination within the allotted time period set forth in the Governing Documents of Redwoods and liquidates the Trust Account, subject to the terms of the Trust Agreement, Redwoods (in limited amounts to permit Redwoods to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Redwoods) and then the Pre-Closing Redwoods Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Redwoods and the Trust Agreement. Redwoods has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Redwoods, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since March 30, 2022, Redwoods has not released any money from the Trust Account (other than as permitted by the Trust Agreement, including in connection with the extension of the time available to Redwoods to complete an initial business combination). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes, or (B) to the Pre-Closing Redwoods Stockholders who have elected to redeem their Redwoods Common Stock pursuant to the Governing Documents of Redwoods, each in accordance with the terms of and as set forth in the Trust Agreement, Redwoods shall have no further obligation under either the Trust Agreement or the Governing Documents of Redwoods to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.9 Transactions with Affiliates. Section 4.9 of the Redwoods Disclosure Schedules sets forth all Contracts between (a) Redwoods, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including the Sponsor) or Affiliate of either Redwoods or the Sponsor or any family member of the forgoing Persons, on the other hand (each Person identified in this clause Section 4.9, a “Redwoods Related Party”), other than (i) Contracts with respect to a Redwoods Related Party’s employment with, or the provision of services to, Redwoods entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10. No Redwoods Related Party (A) owns any interest in any material asset used in the business of Redwoods, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, lender, partner, customer, lessor, lessee or other material business relation of Redwoods or (C) owes any material amount to, or is owed any material amount by, Redwoods. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 are referred to herein as “Redwoods Related Party Transactions.”

Section 4.10 Litigation. There is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to Redwoods’s knowledge, threatened against any Redwoods Party that, if adversely decided or resolved, would be material to the Redwoods Parties, taken as a whole. None of the Redwoods Parties nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by any Redwoods Party pending against any other Person.

Section 4.11 Compliance with Applicable Law. Each Redwoods Party is (and since its incorporation has been) in compliance with all applicable Laws, except as would not be material to the Redwoods Parties, taken as a whole or that would reasonably be expected to prohibit or materially delay the ability of the Redwoods Parties to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

Section 4.12 Merger Sub Activities.

(a) Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby. Merger Sub does not have any Indebtedness.

(b) All of the equity interests in Merger Sub are owned by Redwoods, and Merger Sub is, and has been since its formation, a corporation for U.S. federal income tax purposes. Merger Sub was newly formed solely to effect the Merger and it will not conduct any business activities or other operations of any kind (other than administrative or ministerial activities) prior to the Merger.

Section 4.13 Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of Redwoods’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Redwoods has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Redwoods’s financial reporting and the preparation of Redwoods’s financial statements for external purposes in accordance with GAAP, and (ii) Redwoods has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that information relating to Redwoods is made known to Redwoods’s principal executive officer and principal financial officer by others within Redwoods. Such disclosure controls and procedures are effective in timely alerting Redwoods’s principal executive officer and principal financial officer to material information required to be included in Redwoods’s periodic reports required under the Exchange Act.

(b) Each director and executive officer of Redwoods has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Redwoods has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since its initial public offering, Redwoods has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The class of securities representing issued and outstanding Redwoods Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Proceeding pending or, to the knowledge of Redwoods, threatened against Redwoods by Nasdaq or the SEC with respect to any intention by such entity to deregister the Redwoods Common Stock or prohibit or terminate the listing of Redwoods Common Stock on Nasdaq. Redwoods has not taken any action that is designed to terminate the registration of Redwoods Common Stock under the Exchange Act.

(d) The Redwoods SEC Reports contain true and complete copies of the financial statements (including all related notes and schedules thereto) of Redwoods (the “Redwoods Financial Statements”). The Redwoods Financial Statements (A) fairly present in all material respects the financial position of Redwoods as at the respective dates thereof, and the results of its operations and cash flows for the respective periods then ended and fairly present, in all material respects, its stockholders’ equity, (B) were prepared in conformity with GAAP applied on a consistent basis during the periods involved, and (C) comply, in all material respects, with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) Redwoods has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Redwoods’s and its Subsidiaries’ assets. Redwoods maintains and, for all periods covered by the Redwoods Financial Statements, has maintained, in all material respects in accordance with GAAP and applicable Law, books and records of Redwoods in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and Liabilities of Redwoods.

(f) There are no outstanding loans or other extensions of credit made by Redwoods to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Redwoods.

(g) Except as set forth on Section 4.13(g) of the Redwoods Disclosure Schedules, since its incorporation, neither Redwoods (including any employee thereof) nor, to the knowledge of Redwoods, Redwoods’s independent auditors, has received any written complaint, allegation, assertion or claim that there is, or there has been, (i) a “significant deficiency” in the internal controls over financial reporting of Redwoods, (ii) a “material weakness” in the internal controls over financial reporting of Redwoods, or (iii) fraud, whether or not material, that involves management or other employees of Redwoods who have a role in the internal controls over financial reporting of Redwoods.

Section 4.14 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.14 of the Redwoods Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Redwoods Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any stockholder demand or other stockholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (c) set forth or disclosed in the Redwoods Financial Statements, (d) that have arisen since the date of the most recent balance sheet included in the Redwoods SEC Reports in the ordinary course of business, (e) either permitted to be incurred pursuant to or incurred in accordance with Section 5.10, or (f) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to Redwoods, Redwoods does not have any Liabilities.

Section 4.15 Employee Matters. Redwoods does not have any current or former employees and Redwoods has no unsatisfied material liability with respect to any current or former employee. Redwoods does not maintain, sponsor, contribute to or have any present or future Liability with respect to (other than as a result of the transactions contemplated by this Agreement) any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) result in any payment becoming due to any director, officer, individual independent contractor or employee of Redwoods; or (b) result in the acceleration of the time of payment or vesting of any compensation or benefits.

Section 4.16 Tax Matters.

(a) Redwoods and its Subsidiaries have prepared and filed all Tax Returns required to have been filed by them, all such Tax Returns are true and complete in all respects and prepared in compliance in all respects with all applicable Laws and Orders, and Redwoods and its Subsidiaries have paid all income and other Taxes required to have been paid by them regardless of whether shown on a Tax Return.

(b) Redwoods and its Subsidiaries have timely withheld and paid to the appropriate Tax Authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service provider, equity interest holder or other third-party.

(c) Redwoods and its Subsidiaries are not currently the subject of an audit, examination or administrative or judicial proceeding with respect to Taxes, and have not been informed in writing, or otherwise have knowledge, of the commencement or anticipated commencement of any audit, examination or administrative or judicial proceeding with respect to Taxes that has not been resolved or completed, in each case, with respect to Taxes. Neither Redwoods nor any of its Subsidiaries has received any written notice from any Tax Authority of a dispute or claim with respect to any amount of Taxes.

(d) Redwoods and its Subsidiaries have not consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, and no written request for any such waiver or extension is currently pending.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter ruling, technical advice memorandum or similar agreement or ruling has been entered into or issued by any Tax Authority with respect to Redwoods or any of its Subsidiaries which agreement or ruling would be effective after the Closing Date.

(f) Redwoods and its Subsidiaries are not nor have they been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for Taxes on any assets of Redwoods or its Subsidiaries other than Permitted Liens.

(h) Neither Redwoods nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction that is purported or intended to be governed by Section 355 of the Code.

(i) Neither Redwoods nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Redwoods) or (ii) has any Liability for the Taxes of any Person (other than Redwoods or any of its Subsidiaries, as applicable) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or otherwise (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes).

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where Redwoods and its Subsidiaries do not file a particular type of Tax Return or pay a particular type of Tax that Redwoods or any of its Subsidiaries is or may be required to file such type of Tax Return in or pay such type of Tax to that jurisdiction, which claims have not been resolved or withdrawn.

(k) Neither Redwoods nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreement (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and neither Redwoods nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l) Redwoods and its Subsidiaries are Tax resident only in their respective jurisdiction of organization, incorporation or formation, as applicable.

(m) Neither Redwoods nor any of its Subsidiaries has a branch, permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) Neither Redwoods nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in, or use of improper, method of accounting made prior to the Closing for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) prepaid amount received prior to the Closing, outside of the ordinary course of Business (v) intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), or (vi) election under Section 965(h) of the Code.

(o) Neither Redwoods nor any of its Subsidiaries has deferred any Taxes under Section 2302 of the CARES Act.

(p) No Redwoods Party is, or has been during the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(q) All related party transactions involving Redwoods or any of its Subsidiaries are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder and any similar provision of state, local or non-U.S. Law.

(r) Neither Redwoods nor any of its Subsidiaries (i) knows of any fact or circumstance, or (ii) has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document, in each case, that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 4.17 Redwoods Expenses. Section 4.17 of the Redwoods Disclosure Schedules sets forth Redwoods’s good faith estimate, as of the date hereof (and assuming the Closing and the consummation of the Merger), of the Redwoods Transaction Expenses as of Closing and assuming the Closing and the consummation of the Merger.

Section 4.18 Absence of Changes. During the period beginning on December 31, 2022 and ending on the date of this Agreement, (a) no Redwoods Material Adverse Effect has occurred, and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) Redwoods has conducted its business in the ordinary course in all material respects, and (ii) Redwoods has not taken any action that would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.10(a), (b), (d), (e), (p) (solely relating to Redwoods’s directors and officers), (k), (i) and (m).

Section 4.19 Investigation; No Other Representations.

(a) Each Redwoods Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of, the Company and its Subsidiaries, and (ii) it has been furnished with or given access to such documents and information about the Company, its Subsidiaries and the Business as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents to which it is or will be a party and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each Redwoods Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and each Redwoods Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.20 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NONE OF THE REDWOODS PARTIES NOR ANY OTHER PERSON MAKES, AND EACH REDWOODS PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY REDWOODS PARTY THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY REDWOODS PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH REDWOODS PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF THE COMPANY, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY REDWOODS PARTY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE 5
COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules or as expressly consented to in writing by Redwoods , (i) operate the Business in the ordinary course and, where applicable, consistent with past practice, and (ii) use commercially reasonable efforts to maintain and preserve intact the business organization, assets, properties and material business relations of the Company and its Subsidiaries; provided that in no event shall the Company’s and its Subsidiaries’ compliance with Section 5.1(b) constitute a breach of this Section 5.1(a).

(b) Without limiting the generality of the foregoing, during the Interim Period, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as expressly consented to in writing by Redwoods (such consent, other than in the case of Section 5.1(b)(i), Section 5.1(b)(xxi), or Section 5.1(b)(xxiii) to the extent that it relates to those Sections, not to be unreasonably withheld, conditioned or delayed), not do, and shall cause its Subsidiaries not to do, any of the following:

(i) declare, set a record date for, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any of its issued and outstanding Equity Securities, or repurchase, cancel, redeem, facilitate a capital reduction in respect of or otherwise acquire any of its issued and outstanding Equity Securities or any securities convertible into (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable for its Equity Securities, or offer to do any of these things;

(ii) (A) merge, consolidate, combine or amalgamate with any Person, or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Securities in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, limited liability company, joint venture, association or other business entity or organization or division thereof;

(iii) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any of its Equity Securities or issue any other security in respect of, in lieu of or in substitution for its Equity Securities;

(iv) adopt or propose that its stockholders approve or adopt any amendments, supplements, restatements or modifications to its Governing Documents;

(v) (A) sell, assign, transfer, convey, abandon, lease, license, allow to lapse or expire or otherwise dispose of any assets or properties (including the Leased Real Property but excluding Intellectual Property Rights), other than obsolete assets or properties or in the ordinary course of business, or (B) create, subject to or incur any Lien (other than a Permitted Lien) in respect of any assets or properties (including the Leased Real Property but excluding Intellectual Property Rights);

(vi) transfer, issue, deliver, sell, pledge, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any of its Equity Securities or the Equity Securities of any Subsidiary, as applicable, except for issuances of Equity Securities in connection with the exercise of any equity-based compensation award outstanding as of the date hereof or granted in accordance with this Section 5.1(b), or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating it to transfer, issue, deliver, sell, pledge, grant or otherwise directly or indirectly dispose of, or subject to a Lien, any of its Equity Securities or the Equity Securities of any Subsidiary, as applicable;

(vii) incur, create, assume or otherwise become liable for (whether directly, contingently or otherwise), or guarantee for the benefit of another Person, any Indebtedness in excess of $25,000 (other than equipment financing and trade payables incurred in the ordinary course of Business), individually or in the aggregate;

(viii) enter into, amend, modify, waive any benefit or right under, novate, assign, assume or terminate or rescind any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms, or entering into additional work orders pursuant to, and in accordance with the terms of, any Material Contract);

(ix) make any loans, advances or capital contributions of money or other property to, or guarantees for the benefit of, or any investments in, any Person in excess of $25,000, individually or in the aggregate, other than (A) the reimbursement of expenses of employees in the ordinary course of business, and (B) prepayments and deposits paid to suppliers of the Company and its Subsidiaries in the ordinary course of business;

(x) except as otherwise required by Law, under the terms of any Employee Benefit Plan, or as set forth on Section 5.1(b)(x) of the Company Disclosure Schedules, (A) amend or modify in any respect, adopt, enter into, waive any benefit or right under or terminate or rescind any Employee Benefit Plan or any benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) increase or agree to increase the base compensation, bonus payable or other benefits, or pay or agree to pay any bonus to, any current or former Key Employee or Contingent Worker, other than, in each case, individual annual and merit-based raises of up to three percent (3%) in the salary or wages of any such Key Employee or Contingent Worker and bonus payments made in the ordinary course of business and consistent with past practice, as applicable, (C) take any action to accelerate any payment, right to payment or benefit, or the vesting or funding of any payment, right to payment or benefit, payable or to become payable to any current or former Key Employee or Contingent Worker, (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former Key Employee, (E) pay or agree to pay any severance or change in control pay or benefits, or otherwise increase the severance or change in control pay or benefits of, any current or former executive director, manager, officer or employee, or (F) hire or terminate (other than for cause or due to death or disability) or furlough the employment of any Key Employee (or person who would be a Key Employee, were they hired by the Company or any of its Subsidiaries), or terminate any group of employees if such group termination would trigger the WARN Act;

(xi) enter into, assume, assign, amend any term of or terminate (excluding any expiration in accordance with its terms) any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which it is a party or by which it is bound, other than in the ordinary course of business consistent with past practice;

(xii) make, change or revoke any Tax election or Tax accounting method, file any Tax Return in a manner inconsistent with past practice, amend any Tax Return, enter into any agreement with a Tax Authority with respect to any amount of Taxes, settle or compromise any claim or assessment by a Tax Authority in respect of any amount of Taxes, surrender any right to claim a refund of any amount of Taxes, consent to any extension or waiver of the statutory period of limitation applicable to any Tax claim or assessment or enter into any Tax sharing, Tax indemnification or similar agreement (other than any agreement entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes);

(xiii) waive, release, compromise, settle or satisfy any pending or threatened claim or compromise or settle any Liability, whether by Contract or otherwise, the performance of which would, at any time (A) involve the payment of more than $25,000 in the aggregate, (B) impose any non-monetary obligations on it (or Redwoods or any of its Affiliates after the Closing), (C) require it to accept or concede any injunctive relief or (D) involve a Governmental Entity or alleged criminal wrongdoing;

(xiv) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction;

(xv) change the Company’s accounting principles, policies, procedures, practices or methods in any respect, or make any change which would affect the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, other than changes that are made in accordance with GAAP or PCAOB standards;

(xvi) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement;

(xvii) enter into any Contract or other arrangement that restricts its or its Affiliates’ ability to engage or compete in any line of business or enter into a new line of business;

(xviii) make any capital expenditure that in the aggregate exceeds $25,000, other than any capital expenditure (or series of related capital expenditures) consistent with the capital expenditures budget set forth in Section 5.1(b)(xviii) of the Company Disclosure Schedules;

(xix) voluntarily fail to maintain in full force and effect insurance policies covering it and its Affiliates and their respective properties, assets and businesses in a form and amount consistent with past practice;

(xx) enter into any transaction or amend in any respect any existing Contract with any Company Related Party excluding, to the extent permitted under Section 5.1(b)(x), ordinary course payments of annual compensation, provision of benefits or reimbursement of expenses;

(xxi) make any Change of Control Payment that is not set forth on Section 3.2(d) of the Company Disclosure Schedules;

(xxii) sell, assign, transfer, convey, abandon, lease, license, allow to lapse or expire, or otherwise dispose of, fail to take any action necessary to maintain, enforce or protect, or create or incur any Lien (other than Permitted Liens) on, any Intellectual Property Rights, except granting non-exclusive licenses pursuant to clinical trial agreements or supply agreements in which clinical trials or supply services are being performed for the Company or any of its Subsidiaries, in each case, (A) that are entered into by the Company or any of its Subsidiaries in the ordinary course of business and (B) where the grant of rights to use any Intellectual Property Rights are incidental, and not material to, any performance under each such agreement; or

(xxiii) enter into any Contract to take or cause to be taken, or otherwise become obligated to take or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give Redwoods, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing.

Section 5.2 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective, as promptly as reasonably practicable, the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the Closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement, (ii) using reasonable best efforts to solicit proxies in connection with the Redwoods Stockholder Approval, and (iii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on Section 5.2(a) of the Company Disclosure Schedules to be terminated effective as of the Closing without any further obligations or liabilities to the Company or any of its Affiliates (including, from and after the Effective Time, Redwoods)). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The costs incurred in connection with obtaining such Consents, including the HSR Act filing fee, shall be borne 50% by the Company and 50% by Redwoods; provided, however, that each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. Each Party shall (A) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within ten (10) Business Days following the first filing of the Registration Statement/Proxy Statement with the SEC) following the date of this Agreement, and (B) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. Redwoods shall promptly inform the Company of any communication between any Redwoods Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Redwoods of any communication between the Company or any of its Affiliates, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of Redwoods and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (1) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities, (2) terminate, amend or assign existing relationships and contractual rights or obligations, including licenses, or (3) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party, except with Redwoods’s and the Company’s prior written consent.

(b) During the Interim Period, and unless prohibited by applicable Law, the Redwoods Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any Redwoods Party) or Redwoods (in the case of the Company) a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Redwoods Party, the Company, or, in the case of the Company, Redwoods in advance.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address certain subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference, mutatis mutandis. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.

(b) During the Interim Period, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to Redwoods and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Company (in a manner so as to not interfere with the normal business operations of the Company). Notwithstanding the foregoing, the Company shall not be required to provide, or cause to be provided, to Redwoods or any of its Representatives any information (i) if, and to the extent, doing so would (A) violate any Law to which the Company is subject, (B) result in the disclosure of any trade secrets, (C) violate any legally-binding obligation of the Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to the Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law, and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if the Company, on the one hand, and any Redwoods Party or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c) During the Interim Period, upon reasonable advance written notice, Redwoods shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Redwoods Parties (in a manner so as to not interfere with the normal business operations of the Redwoods Parties). Notwithstanding the foregoing, Redwoods shall not be required to provide, or cause to be provided, to the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Redwoods Party is subject, (B) result in the disclosure of any trade secrets, (C) violate any legally-binding obligation of any Redwoods Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Redwoods Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (c) through (c), Redwoods shall use, and shall cause the other Redwoods Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law, and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a Redwoods Party, on the one hand, and the Company or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Redwoods shall, in the case of clause (c) or (c), provide prompt written notice of the withholding of access or information on any such basis.

(d) The Parties hereby acknowledge and agree that the Confidentiality Agreement shall be automatically terminated effective as of the Closing without any further action by any Party or any other Person.

Section 5.4 Public Announcements.

(a) Subject to Section 5.4(a), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives or Affiliates shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and Redwoods or, after the Closing, Redwoods; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall, where permitted under applicable Law and feasible with regard to any time limits imposed thereby in relation to making such announcement or other communication, use reasonable best efforts to consult with the Company, if the disclosing party is any Redwoods Party, or with Redwoods, if the disclosing party is the Company, prior to making such announcement or other communication, to review such announcement or communication and to give such non-disclosing party the opportunity to comment thereon, in which case the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall, where permitted under applicable Law and feasible with regard to any time limits imposed thereby in relation to making such announcement or other communication, use reasonable best efforts to consult with Redwoods prior to making such announcement or other communication and to consider any comments of Redwoods thereon in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4, and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Redwoods Parties, the Sponsor and their respective Representatives may provide general information about the subject matter of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and Redwoods prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, Redwoods shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Redwoods shall consider such comments in good faith. The Company, on the one hand, and Redwoods, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Redwoods, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Redwoods shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release, a description of the Closing and the required pro forma financial statements and the historical financial statements prepared by the Company and its accountants, in each case, as required by Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Redwoods shall consider such comments in good faith. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Tax Matters.

(a) For U.S. federal (and, as applicable, state and local) income Tax purposes, (i) the Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder and (ii) each of the Parties intend that this Agreement be, and hereby is, adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) and for purposes of Sections 354, 361 and 368 of the Code. Each Party shall, and shall cause its respective Affiliates to, prepare and file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), such treatment except as otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Code) that is final. Each of the Parties agrees to promptly notify all other Parties of any challenge to such treatment by any Tax Authority. The Parties shall not knowingly take any action that would reasonably be expected to prevent or impede the Intended Tax Treatment.

(b) Redwoods and the Company shall use commercially reasonable efforts to cooperate, as and to the extent reasonably requested by each of them, in connection with the filing or amendment of any Tax Returns or any audit or other proceeding with respect to Taxes of the Surviving Corporation, and with each other and their respective counsel to document and support the Tax treatment of the Merger in a manner consistent with the Intended Tax Treatment, including by providing factual support letters. Such cooperation shall include the reasonable retention and (upon the other’s reasonable request) the provision of records and information which are reasonably relevant to any such Tax Returns or audit or other proceeding and within such Party’s possession or obtainable without material cost or expense, and the use of commercially reasonable efforts to make employees or other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c) To the extent any opinion relating to the Intended Tax Treatment is requested by the SEC in connection with the Registration Statement/Proxy Statement, the Parties hereby acknowledge and agree that legal counsel to the Company, Cyruli Shanks & Zizmor, LLP, shall deliver any such opinion. In furtherance of the foregoing, each Party shall, and shall cause its respective Affiliates, to deliver to each other and to their legal counsel, a duly executed certificate satisfactory to such counsel, containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable Cyruli Shanks & Zizmor, LLP, in delivering its opinion. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party in connection with the Registration Statement/Proxy Statement.

(d) Any and all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”) shall be paid 50% by Redwoods and 50% by the Company. The Party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

Section 5.6 Exclusive Dealing.

(a) During the Interim Period, the Company shall not, and shall cause its Representatives and Affiliates not to, directly or indirectly (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal, (ii) furnish or disclose any non-public information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, a Company Acquisition Proposal, (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal, (iv) prepare or take any steps in connection with a public offering of any Equity Securities of the Company (or any Affiliate or successor of the Company), or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

(b) The Company shall (i) notify Redwoods promptly upon receipt of any Company Acquisition Proposal by the Company, describing the terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Person(s) making such Company Acquisition Proposal, unless the Company is bound by any confidentiality obligation entered into prior to the date hereof prohibiting the disclosure of such identity), and (ii) keep Redwoods fully informed on a current basis of any modifications to such offer or information.

(c) During the Interim Period, the Redwoods Parties shall not, and each of them shall direct their Representatives not to, directly or indirectly (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Redwoods Acquisition Proposal, (ii) furnish or disclose any non-public information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, a Redwoods Acquisition Proposal, (iii) enter into any Contract or other arrangement or understanding regarding a Redwoods Acquisition Proposal, (iv) other than in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, prepare or take any steps in connection with an offering of any securities of any Redwoods Party (or any Affiliate or successor of any Redwoods Party), or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or knowingly encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Redwoods agrees to (A) notify the Company promptly upon any Redwoods Party obtaining any Redwoods Acquisition Proposal, and to describe the terms and conditions of any such Redwoods Acquisition Proposal in reasonable detail (including the identity of any Person making such Redwoods Acquisition Proposal), and (B) keep the Company reasonably informed on a reasonably current basis of any modifications to such offer or information.

Section 5.7 Preparation of Registration Statement/Proxy Statement. As promptly as reasonably practicable following the date of this Agreement, Redwoods and the Company shall jointly prepare and Redwoods shall file with the SEC, a registration statement on Form S-4 or such other applicable form, in which the proxy statement/prospectus to be sent to the Pre-Closing Redwoods Stockholders soliciting proxies from such stockholders to obtain the Redwoods Stockholders Approval at the Redwoods Stockholders Meeting will be included as a prospectus (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”), in connection with the registration under the Securities Act of, to the extent permitted by the rules and regulations promulgated by the SEC, the Redwoods Common Stock issuable in connection with the Merger (together with the Proxy Statement/Prospectus, the “Registration Statement/Proxy Statement”). Any lodgment or filing fees in connection with the filing of the Registration Statement/Proxy Statement with the SEC shall be borne 50% by the Company and 50% by Redwoods. Each of Redwoods and the Company shall use its reasonable best efforts to (i) cause the Registration Statement/Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC (including, with respect to the Company and its Subsidiaries, by the provision of audited financial statements (in accordance with PCAOB standards) of, and any other information with respect to, the Company and its Subsidiaries for all periods, and in the form, required to be included in the Registration Statement/Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC) and using reasonable best efforts to cause the Company’s auditors to deliver the required audit opinions and consents, and (ii) promptly notify the other Party of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; and Redwoods shall use its reasonable best efforts to (A) have the Registration Statement/Proxy Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC, and (B) keep the Registration Statement/Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Redwoods, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for including in any other statement, filing, notice or application made by or on behalf of Redwoods to the SEC or the Listing Exchange in connection with the transactions contemplated by this Agreement and the Ancillary Documents, including, for the avoidance of doubt, the Company providing for the Registration Statement/Proxy Statement the Company Financial Statements and its (x) audited consolidated balance sheets as of December 31, 2022 and its related consolidated statements of income (loss), changes in shareholders’ equity and cash flows for the fiscal years then ended, audited in accordance with applicable PCAOB auditing standards, and (y) any unaudited, draft consolidated balance sheets of the Company as of any quarter ended thereafter, and the related unaudited consolidated statements of operations of the Company and its Subsidiaries for the period then ended, in each case of clause (x) and (y), to the extent required to be included in the Registration Statement/Proxy Statement pursuant to applicable Law (the “Additional Company Financial Statements”), and necessary pro forma financial statements. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement/Proxy Statement, then (1) such Party shall promptly inform, in the case of any Redwoods Party, the Company, or, in the case of the Company, Redwoods thereof, (2) the Parties shall prepare an amendment or supplement to the Registration Statement/Proxy Statement, (3) Redwoods shall promptly file such amendment or supplement with the SEC, and (4) the Parties shall reasonably cooperate, if appropriate, in promptly mailing such amendment or supplement to the Pre-Closing Redwoods Stockholders. The Proxy Statement/Prospectus shall include materials for the approval by the Pre-Closing Redwoods Stockholders of a new equity incentive plan (the “New Equity Incentive Plan”), which will initially reserve a number of shares of Redwoods Common Stock equal to the amount set forth on Section 5.7 of the Company Disclosure Schedules. The Company shall provide a proposed form of the New Equity Incentive Plan within 30 days after the date of this Agreement. Redwoods shall have a right to review and approve the New Equity Incentive Plan in advance, such approval not to be unreasonably withheld, conditioned or delayed. Redwoods shall promptly advise the Company of the time of effectiveness of the Registration Statement/Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Redwoods Common Stock for offering or sale in any jurisdiction, and Redwoods and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties hereto shall use reasonable best efforts to ensure that none of the information related to it or any of its Representatives, supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement/Proxy Statement will, at the time the Registration Statement/Proxy Statement is filed with the SEC, at each time at which it is amended, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.8 Redwoods Stockholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, Redwoods shall (a) duly give notice of, and (b) in any case within thirty (30) days of such effectiveness, duly convene and hold a meeting of its stockholders (the “Redwoods Stockholders Meeting”) in accordance with the Governing Documents of Redwoods, for the purposes of obtaining the Redwoods Stockholder Approval and, if applicable, any approvals related thereto, and providing its stockholders with the opportunity to elect to effect a Redwoods Stockholder Redemption. Except as required by applicable Law, Redwoods shall, through its board of directors, recommend to its stockholders (i) the adoption and approval of this Agreement and each Ancillary Document to which Redwoods is a party and the transactions contemplated hereby and thereby (including the Merger), (ii) the adoption and approval of the issuance of Redwoods Common Stock in connection with the transactions contemplated by this Agreement, as required by Nasdaq listing requirements, (iii) the adoption and approval of the Required Governing Document Proposals, (iv) the approval of the New Equity Incentive Plan, (v) the election of directors to be nominated in accordance with Section 5.16, (vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement/Proxy Statement or in correspondence related thereto, (vii) the adoption and approval of each other proposal reasonably agreed by Redwoods and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, and (viii) the adoption and approval of a proposal for the adjournment of the Redwoods Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses Section 5.8 through Section 5.8 together, the “Required Transaction Proposals”); provided that Redwoods may postpone or adjourn the Redwoods Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the Redwoods Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Redwoods has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Redwoods Stockholders prior to the Redwoods Stockholders Meeting, or (D) if the holders of Redwoods Common Stock have elected to redeem a number of shares of Redwoods Common Stock as of such time that would reasonably be expected to result in the conditions set forth in Section 6.1(h) or Section 6.3(c) not being satisfied; provided that, without the consent of the Company, (i) Redwoods may only adjourn the Redwoods Stockholders Meeting two (2) times, and (ii) in no event shall Redwoods adjourn the Redwoods Stockholders Meeting for more than thirty (30) calendar days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. Except as required by applicable Law, the recommendation of the board of directors of Redwoods contemplated by the preceding sentence shall be included in the Registration Statement/Proxy Statement.

Section 5.9 Merger Sub Stockholder Approval. As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, Redwoods, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.10 Conduct of Business of Redwoods. During the Interim Period, Redwoods shall not, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with any transaction financing), as required by applicable Law, as set forth on Section 5.10 of the Redwoods Disclosure Schedules, or as expressly consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed if such matter is in furtherance of the transactions contemplated by this Agreement or any Ancillary Document), do any of the following:

(a) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any issued and outstanding Equity Securities of Redwoods or any of its Subsidiaries, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any issued and outstanding Equity Securities of Redwoods or any of its Subsidiaries, as applicable;

(b) split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(c) incur, create, guarantee or assume (whether directly, contingently or otherwise) any Indebtedness, except for Indebtedness for borrowed money in an amount not to exceed $25,000 in the aggregate;

(d) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, Redwoods or any of its Subsidiaries;

(e) issue any Equity Securities of Redwoods or any of its Subsidiaries or grant any options, warrants or stock appreciation rights with respect to Equity Securities of Redwoods or any of its Subsidiaries, except in connection with any PIPE Investment;

(f) enter into, renew, modify or revise any Redwoods Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a Redwoods Related Party Transaction), other than the entry into any Contract with a Redwoods Related Party with respect to the incurrence of Indebtedness permitted by Section 5.10(d);

(g) engage in any activities or business, or incur any material Liabilities, other than with respect to any activities, business or Liabilities that are (i) either otherwise permitted under this Section 5.10 (including, for the avoidance of doubt, any activities, business or Liabilities contemplated by, or Liabilities incurred in connection with, or that are otherwise incidental or attendant to, this Agreement or any Ancillary Document, the performance of any covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby) or in accordance with or consented to by the Company pursuant to this Section 5.10, (ii) in connection with or incidental or related to its continuing corporate (or similar) existence or it being (or continuing to be) a public company listed on Nasdaq, or (iii) which are administrative or ministerial in nature and, in the case of this clause (iii), which are not material;

(h) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving Redwoods or its Subsidiaries;

(i) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finder’s fee or other commission in connection with the transactions contemplated by this Agreement;

(j) make, change or revoke any material Tax election or material Tax accounting method, file any material Tax Return in a manner inconsistent with past practice, amend any material Tax Return, enter into any agreement with a Governmental Entity with respect to a material amount of Taxes, settle or compromise any claim or assessment by a Governmental Entity in respect of any material amount of Taxes, surrender any right to claim a refund of a material amount of Taxes, consent to any extension or waiver of the statutory period of limitation applicable to any material Tax claim or assessment or enter into any Tax sharing, Tax indemnification or similar agreement (other than any agreement entered into in the ordinary course of business, the primary purpose of which does not relate to Taxes);

(k) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Proceeding);

(l) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices except changes that are made (i) in accordance with PCAOB standards, or (ii) as required by any Securities Law or any Order, directive, guideline, recommendation, statement, comment or guidance issued, passed, approved, published, promulgated or released by, the SEC, following reasonable prior consultation with the Company;

(m) make or permit to be made any distribution of amounts held in the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement);

(n) create any new Subsidiary (other than Merger Sub);

(o) grant or establish any form of compensation or benefits to any current or former employee, officer, director, individual independent contractor or other individual service provider of Redwoods;

(p) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10;

(q) change, modify or amend the Redwoods Rights Agreement; or

(r) change, modify or amend the Redwoods Warrant Agreement.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Redwoods, and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, Redwoods from using the funds held by Redwoods outside the Trust Account to pay any Redwoods Expenses or any Liabilities of Redwoods from otherwise distributing or paying over any funds held by Redwoods outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing; provided, that prior to any distribution or payment of any funds to the Sponsor or any of its Affiliates pursuant to the foregoing sentence, Redwoods shall cause any Indebtedness of Redwoods payable or owing to the Sponsor or any of its Affiliates to be paid in full and discharged with no further Liability or obligation of Redwoods.

Section 5.11 Listing. From the date hereof through the Effective Time, Redwoods shall ensure Redwoods remains listed as a public company on Nasdaq. Redwoods shall use its reasonable best efforts to, as promptly as reasonably practicable after the date of this Agreement (and in any event, as of immediately prior to or at the Effective Time), (a) cause the Redwoods Common Stock issuable in accordance with this Agreement to be approved for listing on the Listing Exchange (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance prior to the Effective Time, (b) satisfy any applicable initial and continuing listing requirements of the Listing Exchange, (c) cause the name of Redwoods to be changed to “ANEW Medical, Inc.” with effect from the Closing Date, and (d) cause the ticker under which the Redwoods Common Stock is listed for trading on the Listing Exchange to be changed to “ANEW Medical, Inc.” and have the Redwoods Common Stock listed for trading with such trading ticker.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, Redwoods shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders pursuant to the Redwoods Stockholder Redemption, (B) pay the amounts due to the underwriters of Redwoods’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Redwoods in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13 Company Stockholder Approval. As promptly as reasonably practicable (and in any event within forty eight (48) hours) following the date that the Registration Statement becomes effective (the “Company Stockholder Approval Deadline”), the Company shall obtain and deliver to Redwoods a true and correct copy of documents (in form and substance reasonably satisfactory to Redwoods) evidencing the approval by the Company Stockholders that hold at least the requisite number of issued and outstanding Company Shares required to approve and adopt such matters in accordance with the WBCA and the Company’s Governing Documents (the “Company Stockholder Approval”) of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger). The Company shall recommend to the Company Stockholders the approval and adoption of this Agreement and the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

Section 5.14 Redwoods Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of each Redwoods Party, as provided in the applicable Redwoods Party’s Governing Documents in effect as of immediately prior to the Effective Time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years, and (ii) Redwoods will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Redwoods shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable Redwoods Party’s Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of the Redwoods Parties’ Governing Documents or in other applicable agreements in effect as of immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time or at any time prior to such time, were directors or officers of any Redwoods Party (the “Redwoods D&O Persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Effective Time by reason of the fact that such Redwoods D&O Person was a director or officer of any Redwoods Party prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) Redwoods shall not have any obligation under this Section 5.14 to any Redwoods D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Redwoods D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) Redwoods shall purchase at or prior to Closing and maintain in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Redwoods Parties as of the date of this Agreement with respect to any acts, errors or omissions occurring on or prior to the Effective Time (the “Redwoods D&O Tail Policy”). Such “tail” policy or policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under Redwoods’s directors’ and officers’ liability insurance policies as of the date of this Agreement.

(d) If, following the Closing, Redwoods (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Redwoods shall assume all of the obligations set forth in this Section 5.14.

(e) The Redwoods D&O Persons entitled to the advancement, indemnification, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Redwoods.

Section 5.15 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of the Company and its Subsidiaries, as provided in the Company’s and its Subsidiaries’ Governing Documents in effect as of immediately prior to the Effective Time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years, and (ii) Redwoods will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Redwoods shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the Company’s and its Subsidiaries’ Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of the Company’s and its Subsidiaries’ Governing Documents or in other applicable agreements in effect as of immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time or at any time prior to such time, were directors or officers of the Company or any of its Subsidiaries (the “Company D&O Persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Effective Time by reason of the fact that such Company D&O Person was a director or officer of the Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of Redwoods, the Company or any of its Subsidiaries shall have any obligation under this Section 5.15 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Effective Time, and Redwoods shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company or its Subsidiaries immediately prior to the Effective Time with respect to any acts, errors or omissions occurring on or prior to the Effective Time (the “Company D&O Tail Policy”). Such Company D&O Tail Policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies in effect immediately prior to the Effective Time; provided that the Company shall not pay a premium for such “tail” policy or policies in excess of three hundred fifty percent (300%) of the most recent premium paid by the Company or its Subsidiary prior to the Effective Time and, if the requisite cover is not available for such a premium, the Company shall purchase the maximum coverage available for three hundred fifty percent (300%) of the most recent premium paid by the Company prior to the Effective Time. Notwithstanding the foregoing in this Section 5.15(c), the Company in its sole discretion, in lieu of purchasing the Company D&O Tail Policy, may choose to maintain (and if so chosen, Redwoods shall maintain or cause to be maintained) for a period of six (6) years after the Closing, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of the Company and its Subsidiaries immediately prior to the Effective Time with respect to any acts, errors or omissions occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies immediately prior to the Effective Time.

(d) If, following the Closing, Redwoods (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Redwoods shall assume all of the obligations set forth in this Section 5.15.

(e) The Company D&O Persons entitled to the advancement, indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Redwoods.

Section 5.16 Post-Closing Directors and Officers.

(a) Redwoods and the Company shall take, or cause to be taken, all actions as may be necessary or appropriate such that effective immediately after the Effective Time, the Redwoods Board shall consist of five (5) directors. The directors shall be divided into three classes, designated Class I, Class II and Class III, the composition of which shall be determined by mutual agreement between Redwoods and the Company following the date of this Agreement. The members of the Redwoods Board are the Persons determined in accordance with Section 5.16(b), Section 5.16(c) and Section 5.16(d). The members of the compensation committee, audit committee and nominating committee of the Redwoods Board are the Persons determined in accordance with Section 5.16(d). The Officers are the Persons determined in accordance with Section 5.16(e).

(b) Four (4) individuals, who shall be nominated by the Company, in good-faith after consultation with Redwoods, prior to the effectiveness of the Registration Statement/Proxy Statement, shall be directors on the Redwoods Board immediately after the Effective Time, with such individuals being in the class of directors determined by mutual agreement between Redwoods and the Company following the date of this Agreement and at least one of such individuals being considered an independent director for purposes of the applicable listing rules of the Listing Exchange and applicable Law (the “Company Designees”). No later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company may, subject to applicable listing rules of the Listing Exchange and applicable Law, replace the Company Designees with any individuals subject to the mutual agreement of Redwoods and the Company. Redwoods shall take all such action within its power as may be necessary or appropriate to give effect to the Company’s director designations (and its own designations, pursuant to Section 5.16(c)) as of immediately after the Effective Time and for the officers of Redwoods (the “Officers”) as of immediately after the Effective Time to be the individuals determined in accordance with Section 5.16(e).

(c) Notwithstanding the Company’s designation rights under Section 5.16(b), one (1) individual, who shall be nominated by the Sponsor, in good-faith after consultation with the Company, prior to the effectiveness of the Registration Statement/Proxy Statement, shall be a director on the Redwoods Board immediately after the Effective Time, with such individual being in the class of directors determined by mutual agreement between Redwoods and the Company following the date of this Agreement and such individual being considered an independent director for purposes of the applicable listing rules of the Listing Exchange and applicable Law (the “Redwoods Designee”). No later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, Redwoods may, subject to applicable listing rules of Listing Exchange and applicable Law, replace the Redwoods Designee with any individual subject to the mutual agreement of Sponsor and the Company. At the closing of the transactions contemplated by this Agreement, the Company and certain shareholders of the Company identified on Section 5.16(c) of the Company Disclosure Schedules will enter into a voting agreement in the form attached hereto as Exhibit F relating to the Sponsor’s right to have a nominee on the Redwoods Board (the “Voting Agreement”).

(d) Following the date of this Agreement, and no later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company and Redwoods (on behalf of the Sponsor) shall, subject to applicable listing rules of the Listing Exchange and applicable Law, (i) designate three (3) Persons designated by the Company who shall be directors on the Redwoods Board immediately after the Effective Time, with such individuals being in the class of directors as determined by the Company and Redwoods and considered an independent director for purposes of the applicable listing rules of the Listing Exchange and applicable Law (and, no later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company may, subject to applicable listing rules of the Listing Exchange and applicable Law and in consultation with Redwoods, agree to replace such Person with any individual), and (ii) mutually agree on the members of the Redwoods Board, as constituted immediately after the Effective Time, who shall be the members of the compensation committee, audit committee and nominating committee of the Redwoods Board immediately after the Effective Time.

(e) The Persons identified on Section 5.16(e) of the Company Disclosure Schedules shall be the Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any Person identified on Section 5.16(e) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability or otherwise) to serve as an Officer, then, no later than 20 days prior to the effectiveness of the Registration Statement/Proxy Statement, the Company may, subject to applicable listing rules of the Listing Exchange and applicable Law, replace such individual with another individual to serve as such Officer by amending Section 5.16(e) of the Company Disclosure Schedules to include such replacement individual as such Officer.

(f) At or prior to the Closing, the Company will (i) purchase a policy or policies providing directors’ and officers’ liability insurance coverage for the benefit of the Redwoods Designee with respect to any acts, errors or omissions occurring on or following the Effective Time that shall provide coverage on terms (with respect to coverage and amount) that are no less advantageous, in the aggregate, than the coverage and terms provided by a policy held by a similarly situated Person, and (ii) provide the Sponsor (on behalf of the Redwoods Designee) with and, subject to the entry into the same by the Redwoods Designee, will enter into a director indemnification agreement with the Redwoods Designee, in a form and substance approved by the Redwoods Board and reasonably acceptable to the Sponsor; provided, however, that in no event shall the terms and conditions of any such director indemnification agreement entered into by such Redwoods Designee be less favorable to the underlying director than those (if any) entered into by Redwoods with any other members of the Redwoods Board.

Section 5.17 Transaction Financing.

(a) As soon as practicable after the execution and delivery of this Agreement, the Company shall enter into definitive agreements on terms and conditions satisfactory to the Redwoods (the “PIPE Subscription Agreements”) with certain investors (the “PIPE Investors”) pursuant to which such investors, upon the terms and subject to the conditions set forth therein, will purchase shares of Redwoods Common Stock at a purchase price of ten dollars ($10.00) per share (the “PIPE Investment”); provided that the proceeds of the PIPE Investment shall be equal to an aggregate of at least five million dollars ($5,000,000) immediately prior to the Closing.

(b) The Company shall use its reasonable best efforts to satisfy the conditions of the Investors’ closing obligations contained in the PIPE Subscription Agreements and consummate the PIPE Investment. The Company shall not terminate, or amend or waive in any manner materially adverse to Redwoods, any PIPE Subscription Agreement without Redwoods’s prior written consent (not to be unreasonably withheld, delayed or conditioned), other than (i) as expressly provided for by the terms of the PIPE Subscription Agreements or (ii) to reflect any permitted assignments or transfers of the PIPE Subscription Agreements by the applicable Investors pursuant to the PIPE Subscription Agreements. Each of the Company and, as applicable, Redwoods, shall, and shall cause its Affiliates to, use commercially reasonable efforts to avoid being in breach or default under the PIPE Subscription Agreements. Additionally, during the Interim Period, the Company may, but shall not be required to, enter into and consummate additional PIPE Subscription Agreements with additional Investors, including in the event that there is an actual or threatened material breach or default by an Investor under a PIPE Subscription Agreement, or the Company reasonably believes in good faith that such Investor otherwise is not willing or able to consummate the transactions contemplated thereby upon the satisfaction of the conditions of such Investor’s closing obligations thereunder; provided, that the terms of such additional PIPE Subscription Agreements shall not, without the Redwoods’s prior written consent (not to be unreasonably withheld, delayed or conditioned), be materially worse to the Company or Redwoods than those set forth in existing PIPE Subscription Agreements. If the Company elects to seek such additional PIPE Subscription Agreements (with, solely with respect to any additional PIPE Subscription Agreements containing terms that are substantially different from the terms of PIPE Subscription Agreements then in effect, Redwoods’s prior written consent, not to be unreasonably withheld, delayed or conditioned), the Company and Redwoods shall, and shall cause their respective representatives to, cooperate with each other and their respective representatives in connection with such additional PIPE Subscription Agreements and use their respective reasonable efforts to cause such additional PIPE Subscription Agreements to be executed and the transactions contemplated thereby to occur (including having the Company’s senior management participate in any investor meetings and roadshows). The Company will deliver to Redwoods true, correct and complete copies of each PIPE Subscription Agreement entered into by the Company and any other Contracts between the Company and Investors that could affect the obligation of such Investors to contribute their applicable portion of the aggregate gross proceeds of the PIPE Investment as set forth in the PIPE Subscription Agreement of such Investor. Redwoods shall not enter into any Contract with an Investor during the Interim Period without the prior written consent of the Company, not to be unreasonably withheld, delayed or conditioned.

(c) No fees, consideration or other discounts shall be payable or agreed to by the Company to any Investor in respect of the PIPE Investment.

Section 5.18 Expenses.

(a) At least three (3) Business Days prior to the contemplated Closing Date, Redwoods and the Company shall each deliver to the other a certificate, duly executed by such Party’s Chief Financial Officer, certifying to and setting forth a complete and accurate schedule of its good faith estimate of, in respect of Redwoods, each Unpaid Redwoods Expense, and in respect of the Company, each Unpaid Company Expense, as of immediately prior to the Closing. Redwoods shall use reasonable best efforts to incur an aggregate amount of Unpaid Redwoods Expenses that is less-than the Redwoods Expenses Cap. Redwoods shall (a) notify the Company as promptly as practicable after it obtains actual knowledge of any expenditure or commitment incurred by Redwoods that would reasonably be expected to result in Redwoods incurring Unpaid Redwoods Expenses in excess of the Redwoods Expenses Cap, and shall keep the Company fully informed of such events, and (b) to the extent Unpaid Redwoods Expenses exceed the Redwoods Expenses Cap (such excess, the “Excess Expenses Amount”), Redwoods shall provide, at the Closing, an amount of additional financing, including by causing the payee of any such Redwoods Expenses to accept equity or equity-linked securities of Redwoods in lieu of a cash payment (and in either event, such financing on terms reasonably acceptable to the Company), equal to, in the aggregate, the Excess Expenses Amount.

(b) In the event that the funds remaining in the Trust Account following the payment by the Trustee to Public Stockholders pursuant to the Redwoods Stockholder Redemption are expected to be less than the amount of Redwoods Expenses, Redwoods shall (i) raise additional funds in a private placement in which certain investors will, pursuant to definitive agreements on terms and conditions satisfactory to the Company, purchase at the Closing shares of Redwoods Common Stock at a purchase price of ten dollars ($10.00) per share, and/or (ii) enter into definitive agreements with certain “beneficial owners” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Redwoods Common Stock (the “Non-Redeeming Stockholders”) pursuant to which such Non-Redeeming Stockholders shall agree, upon terms and subject to conditions satisfactory to the Company, (x) not to redeem their shares of Redwoods Common Stock in connection with the Merger or (y) to reverse any such redemptions and to waive their redemption rights under the Redwoods Governing Documents; provided that the combination of proceeds under (i) and (ii) shall be equal to the additional funds required to equal the amount of Redwoods Expenses.

Section 5.19 Transaction Litigation. During the Interim Period, Redwoods, on the one hand, and the Company, on the other hand, shall each notify the other promptly after learning of any stockholder demand (or threat thereof) or other stockholder Proceeding, claim, investigation, examination or inquiry, whether or not before any Governmental Entity (including derivative claims), relating to this Agreement, or any of the transactions contemplated hereby (collectively, “Transaction Litigation”) commenced or, to the knowledge of Redwoods or to the knowledge of the Company, as applicable, threatened in writing against (a) in the case of Redwoods, Redwoods, any of Redwoods’s Affiliates or any of their respective Representatives or stockholders (in their capacity as such), or (b) in the case of the Company, the Company, any of the Company’s Affiliates or any of their respective Representatives or stockholders (in their capacity as such). Redwoods and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (iv) reasonably cooperate with each other with respect to any Transaction Litigation; provided, however, that in no event shall (x) the Company, any of the Company’s Affiliates or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of Redwoods (such consent not to be unreasonably withheld, conditioned or delayed) or (y) Redwoods, any of Redwoods’s Affiliates or any of their respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.20 De-quotation and De-registration. The Company shall take all actions necessary to permit the shares of Company Common Stock and any other security issued by the Company or one of its Subsidiaries and quoted on the OTC to cease to be quoted on the OTC and deregistered under the Exchange Act as soon as possible following the Effective Time.

Section 5.21 Delivery of Disclosure Schedules. On or before May 31, 2023 (the “Disclosure Schedule Deadline”), each party hereto shall deliver to the other party its completed Schedules required under this Agreement, supplying the information required or permitted to be disclosed therein. The Schedules so delivered shall be acceptable in all respects to the recipient party. If either Company Disclosure Schedules or the Redwoods Disclosure Schedules are not timely delivered to and accepted by the recipient party by the Disclosure Schedule Deadline, the parties to this Agreement agree that there shall be no exceptions to the representations and warranties set forth in Article III and Article IV, as applicable.

Section 5.22 Extension Proxy Statement. If the Company or Redwoods reasonably believes that the Closing may not occur on or before December 4, 2023, then Redwoods may, and at the request of the Company, Redwoods shall, take all actions necessary (including obtaining the approval of Redwoods Stockholders and taking any and all other actions required pursuant to and in accordance with the provisions of the Redwoods Governing Documents) to extend the date by which Redwoods must complete its initial business combination to a date after December 4, 2023 (the “Extension”). Redwoods shall use its reasonable best efforts to (a) cause the proxy statement relating to the Extension (together with any amendments or supplements thereto, the “Extension Proxy Statement”) to comply with the rules and regulations promulgated by the SEC, and (ii) have the Extension Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. Redwoods shall, as promptly as practicable after the Extension Proxy Statement has been cleared by the SEC, cause the Extension Proxy Statement to be disseminated to Redwoods Stockholders in accordance with applicable Law and the Redwoods Governing Documents, give notice of, convene and hold a special meeting of Redwoods Stockholders for purposes of approving the Extension, and solicit proxies from Redwoods Stockholders to vote in favor thereof. Redwoods shall provide the Company a reasonable opportunity to review the Extension Proxy Statement prior to its filing with the SEC and will consider in good faith the incorporation of any comments from the Company on the Extension Proxy Statement. Redwoods will provide Redwoods Stockholders with the opportunity to exercise their Redemption Rights in connection with the vote on the Extension Proxy Statement and Redwoods, through the Redwoods Board, shall recommend to Redwoods Stockholders the approval of the Extension and shall include such recommendation (which shall not be modified or withdrawn) in the Extension Proxy Statement.

ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate, or cause to be consummated, the transactions contemplated by this Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists, of the following conditions:

(a) each applicable waiting period (and any extensions thereof, or any timing agreements, understandings or commitments obtained by request or other action of the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice, as applicable) or Consent under the HSR Act shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable;

(b) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement (including the Closing) shall be in effect;

(c) the Registration Statement/Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement/Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) the Company Stockholder Approval shall have been obtained;

(e) the approval of the sole stockholder of Merger Sub, as contemplated in Section 5.9;

(f) the Redwoods Stockholder Approval shall have been obtained; and

(g) Redwoods’s initial listing application with the Listing Exchange in connection with the transactions contemplated by this Agreement shall have been approved and, immediately following the Effective Time, Redwoods shall be able to satisfy any applicable initial and continuing listing requirements of the Listing Exchange, and Redwoods shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Redwoods Common Stock (including the Redwoods Common Stock to be issued hereunder) shall have been approved for listing on the Listing Exchange, subject only to official notice of issuance thereof.

Section 6.2 Other Conditions to the Obligations of the Redwoods Parties. The obligations of the Redwoods Parties to consummate the transactions contemplated by this Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable Law, waiver by Redwoods (on behalf of itself and the other Redwoods Parties), of the following further conditions:

(a) (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.9(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date, and (iv) the representations and warranties of the Company set forth in Article 3 (other than the Company Fundamental Representations and the representations and warranties set forth in Section 3.2(a) and Section 3.9(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), except, in the case of this clause (iv), where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred and is continuing; and

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Redwoods a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to Redwoods.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement (including the Closing) are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company, of the following further conditions:

(a) (i) the Redwoods Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a)) shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Redwoods Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Redwoods Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Redwoods Parties (other than the Redwoods Fundamental Representations and the representations and warranties set forth in Section 4.6(a)) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Redwoods Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Redwoods Material Adverse Effect” or any similar limitation set forth therein) as of such earlier date), except, in the case of this clause (iii), where the failure of such representations and warranties to be true and correct, taken as a whole, does not, and would not reasonably be expected to, cause a Redwoods Material Adverse Effect;

(b) the Redwoods Parties shall have performed and complied with the covenants and agreements required to be performed or complied with by the Redwoods Parties under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Redwoods Material Adverse Effect has occurred and is continuing;

(d) as of immediately following the Closing, the Redwoods Board shall consist of the number of directors, and be otherwise constituted in accordance with Section 5.16 (assuming for purposes of testing this condition that each such director then satisfies applicable Listing Exchange requirements and is willing to serve); and

(e) at or prior to the Closing, Redwoods shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of Redwoods, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company.

Section 6.4 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s or any one of its Subsidiaries’ failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a breach of any of its other obligations under this Agreement. None of the Redwoods Parties may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by any Redwoods Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a material breach of any of its other obligations under this Agreement.

ARTICLE 7
TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Redwoods and the Company;

(b) by Redwoods, if any of the representations or warranties set forth in Article 3 shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) will not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) fifteen (15) days after written notice thereof is delivered to the Company by Redwoods, and (ii) the Termination Date; provided, however, that none of the Redwoods Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct, or if any Redwoods Party has failed to perform any covenant or agreement on the part of such applicable Redwoods Party set forth in this Agreement (including an obligation to consummate the Closing), such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) will not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) fifteen (15) days after written notice thereof is delivered to Redwoods by the Company, and (ii) the Termination Date; provided, however, that the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either Redwoods or the Company, if the transactions contemplated by this Agreement (including the Closing) shall not have been consummated on or prior to November 4,, 2023 (the “Termination Date”); provided, further, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Redwoods if any Redwoods Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e) by either Redwoods or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;

(f) by either Redwoods or the Company, if the Redwoods Stockholders Meeting has been held (including any adjournment or postponement thereof), has concluded, Redwoods’s stockholders have duly voted and the Redwoods Stockholder Approval was not obtained;

(g) by Redwoods, if the Company does not deliver or cause to be delivered to Redwoods the Company Stockholder Approval in accordance with Section 5.13 on or prior to the Company Stockholder Approval Deadline; or

(h) by Redwoods, by giving notice to the Company within fourteen (14) days of the date hereof, in its sole discretion and without prejudice to any rights or obligations Redwoods may have, in the event that Redwoods is not satisfied, acting reasonably, with the results of the due diligence review and investigation of the Company conducted by Redwoods.

Section 7.2 Effect of Termination.

(a) In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of (i) Section 5.3(a), this Section 7.2, Article 8 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties, (ii) the Confidentiality Agreement and (iii) the obligation to pay a Break-up Fee under the circumstances specified in Section 7.2(b) hereof, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with its terms. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for the Willful Breach of this Agreement by, or any Fraud of, such Party (or in the case of Redwoods, Redwoods or Merger Sub).

(b) A break-up fee equal to $500,000 (the “Break-up Fee”) shall be payable (i) by the Company to Redwoods in the event that the Company elects not close the transactions contemplated hereby for any reason other than as specified in Section 7,1 hereof, and (ii) by Redwoods to the Company in the event that Redwoods does not close the transactions contemplated hereby for any reason other than as specified in Section 7,1 hereof.

(c) The Company and Redwoods acknowledge and agree that the Break-up Fee in Section 7.2(b) is (i) a fair and reasonable estimate of the actual damages suffered by Redwoods in the circumstances in which such Break-Up Fee is payable, as applicable, which amount would otherwise be impossible to calculate with precision, (ii) constitute liquidated damages hereunder and are not intended to be a penalty, and (iii) shall be the sole and exclusive remedy available to Redwoods against the Company in the circumstances in which such Break-Up Fee is payable; provided, however, that the limitations set forth in this Section 7.2(c) shall not apply to the liabilities arising from any fraud claims or to any willful and material breach of this Agreement.

ARTICLE 8
MISCELLANEOUS

Section 8.1 Non-Survival. The representations, warranties, agreements and covenants in this Agreement, or in any instrument, document or certificate delivered pursuant to this Agreement, shall terminate at the Effective Time, except for (a) those covenants and agreements that, by their terms, contemplate performance after the Effective Time, and (b) those representations and warranties set forth in Section 3.25, Section 3.27, Section 4.19 and Section 4.19.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, undertakings, representations and other arrangements, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) prior to the Closing, Redwoods and the Company, and (b) from and after the Closing, Redwoods and the Sponsor. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.

Section 8.3 Amendment. This Agreement may be amended or modified only (a) prior to the Closing, by a written agreement executed and delivered by Redwoods, Merger Sub and the Company, and (b) after the Closing, by a written agreement executed and delivered by Redwoods and the Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, e-mail (having obtained electronic delivery confirmation thereof) or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	If to any Redwoods Party, to:

c/o Redwoods Acquisition Corp.
1115 Broadway 12th Floor
New York, NY 10010
Attention: Jiande Chen
Email:jiande.chen@redwoodsac.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Giovanni Caruso
Email:gcaruso@loeb.com

(b)	If to the Company, to:

ANEW Medical, Inc.
13576 Walnut Street, Suite A
Omaha, NE 68144
Attention: Dr. Joseph Sinkule
Email: jasinkule@gmail.com

with a copy (which shall not constitute notice) to:

Cyruli Shanks & Zizmor, LLP
The Graybar Building
420 Lexington Avenue, Suite 2320
New York, New York 10170
Attention: Paul Goodman
E-mail: pgoodman@CSHZLAW.COM

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. All such notices, requests, claims, demands and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day; otherwise, any such notice, request, claim, demand or other communication shall be deemed not to have been received until the next succeeding Business Day.

Section 8.5 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware; provided, however, that the Merger shall be governed by, construed and enforced in accordance with the Laws of the State of Wyoming (including the WBCA).

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement and subject to Section 5.18, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and Redwoods shall pay, or cause to be paid, all Unpaid Redwoods Expenses, and (b) if the Closing occurs, then Redwoods shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid Redwoods Expenses.

Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement, (b) masculine gender shall also include the feminine and neutral genders, and vice versa, (c) words importing the singular shall also include the plural, and vice versa, (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”, (e) references to “$” or “dollar” or “US$” shall be references to United States dollars, (f) the word “or” is disjunctive but not necessarily exclusive, (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form, (h) the word “day” means calendar day unless Business Day is expressly specified, (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement, (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to any Redwoods Party, any documents or other materials posted to the Donnelley Financial Solutions Venue electronic data room maintained by the Company as of 11:59 p.m., Pacific Time, on the day prior to the date of this Agreement, (l) all references to any Law will be to such Law as amended, supplemented, restated or otherwise modified or re-enacted from time to time, and (m) all references to any Contract are to such Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Redwoods Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Redwoods Disclosure Schedules) shall be deemed to have been disclosed with respect to every other Section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Redwoods Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the Sections or subsections of Article 3 or 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, Section 5.15 and the last sentence of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Sponsor shall be an express third-party beneficiary of 0, Section 8.3, this Section 8.9, Section 8.13 and Section 8.14.

Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, then all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures; Effectiveness. This Agreement and each Ancillary Document (including any of the Closing deliverables contemplated hereby) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the Closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document or Closing deliverable.

Section 8.12 Knowledge of Company; Knowledge of Redwoods. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean, as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the Company Disclosure Schedules. For all purposes of this Agreement, the phrase “to Redwoods’s knowledge” and “to the knowledge of Redwoods” and any derivations thereof shall mean, as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12 of the Redwoods Disclosure Schedules. For the avoidance of doubt, none of the individuals set forth on Section 8.12 of the Company Disclosure Schedules or the Redwoods Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement or related to the transactions contemplated hereby, may only be made against, the Parties (and then only with respect to the specific obligations of such Parties, as set forth herein), and none of the Representatives of any Redwoods Party (including the Sponsor) or the Company (and including the Parties’ stockholders) shall have any Liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein.

Section 8.14 Extension; Waiver. The Company (prior to the Closing) or the Sponsor (after the Closing) may (a) extend the time for the performance of any of the obligations or other acts of the Redwoods Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the Redwoods Parties set forth herein or (c) waive compliance by the Redwoods Parties with any of the agreements or conditions set forth herein. Redwoods may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights, powers or privileges hereunder shall not constitute a waiver of such rights, powers or privileges, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 8.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Any Proceeding (a) arising under this Agreement or under any Ancillary Document, or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or thereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware. Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding (i) arising under this Agreement or under any Ancillary Document, or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or any Ancillary Document, or the subject matter hereof or thereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding.

Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages, and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that (a) the other Parties have an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 8.18 Trust Account Waiver. Reference is made to the final prospectus of Redwoods, filed with the SEC in connection with the initial public offering of Redwoods (the “Prospectus”). The Company acknowledges, agrees and understands that Redwoods has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Redwoods’s public stockholders (the “Public Stockholders”) and certain other parties (including the underwriters of the IPO), and Redwoods may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Redwoods entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives and Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company nor any of its Representatives or Affiliates does now nor shall at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account or distributions therefrom, and shall not make or bring any action, suit, claim or other proceeding against the Trust Account (including in respect of any distributions therefrom), regardless of whether such action, suit, claim or other proceeding arises as a result of, in connection with or relates in any way to, this Agreement, the transactions contemplated hereby or any proposed or actual business relationship between Redwoods or any of its Representatives of Affiliates, on the one hand, and the Company or any of its Representatives or Affiliates, on the other hand, or any other matter, and regardless of whether such action, suit, claim or other proceeding arises based on contract, tort, equity or any other theory of legal liability (any and all such actions, suits, claims or other proceedings are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its Representatives and Affiliates, hereby irrevocably and unconditionally waives any Trust Account Released Claims that it or any of its Representatives or Affiliates may have against the Trust Account (including in respect of any distributions therefrom) now or in the future as a result of, or arising out of, any discussions, negotiations, agreements or Contracts with Redwoods or its Representatives or Affiliates, and will not seek recourse against the Trust Account (including in respect of any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Redwoods or its Affiliates).

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

REDWOODS ACQUISITION CORP.

By:	/s/ Jiande Chen
	Name:	Jiande Chen
	Title:	Chief Executive Officer

ANEW MEDICAL SUB, INC.

By:	/s/ Jiande Chen
	Name:	Jiande Chen
	Title:	Chief Executive Officer

ANEW MEDICAL, INC.

By:	/s/ Joseph Sinkule
	Name:	Dr. Joseph Sinkule
	Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]